SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

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☐	Soliciting Material Pursuant to §240.14a-12

GUITAR CENTER, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Preliminary

GUITAR CENTER, INC. 5795 Lindero Canyon Road Westlake Village, California 91362

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On April 28, 2006

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Guitar Center, Inc. will be held at La Paloma Resort, 3800 East Sunrise Drive, Tucson, Arizona 85718, on Friday, April 28, 2006 at 4:00 p.m. local time, for the following purposes:

•       to elect a board of nine directors for the ensuing year or until the election and qualification of their respective successors;

•       to approve an amendment to our 2004 Guitar Center, Inc. Incentive Stock Award Plan to increase the number of shares that may be issued under the plan from 2,100,000 to                    ;

•       to approve an amendment to Article IV of the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 55,000,000 to 100,000,000;

•       to ratify the selection of KPMG LLP as Guitar Center’s independent auditors for the year ending December 31, 2006; and

•       to transact any other business which is properly brought before the meeting or any adjournment or postponement thereof.

Please refer to the attached proxy statement, which forms a part of this Notice and is incorporated herein by reference, for further information with respect to the business to be transacted at the annual meeting.

Stockholders of record at the close of business on March 10, 2006 are entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof. The list of stockholders will be available for examination for ten days prior to the annual meeting at Guitar Center, Inc., 5795 Lindero Canyon Road, Westlake Village, California 91362. All stockholders are cordially invited to attend the annual meeting.

By Order of the Board of Directors

Leland P. Smith
Executive Vice President of Corporate Development,
General Counsel and Secretary
Westlake Village, California
March 28, 2006

Preliminary

GUITAR CENTER, INC.

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS

April 28, 2006

INTRODUCTION

General

This proxy statement is furnished to our stockholders in connection with the solicitation of proxies for use at our annual meeting of stockholders to be held at La Paloma Resort, 3800 East Sunrise Drive, Tucson, Arizona 85718, on April 28, 2006 at 4:00 p.m. local time, for the following purposes:

•       to elect a board of nine directors for the ensuing year or until the election and qualification of their respective successors;

•       to approve an amendment to our 2004 Guitar Center, Inc. Incentive Stock Award Plan to increase the number of shares that may be issued under the plan from 2,100,000 to               ;

•       to approve an amendment to Article IV of the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 55,000,000 to 100,000,000;

•       to ratify the selection of KPMG LLP as Guitar Center’s independent auditors for the year ending December 31, 2006; and

•       to transact any other business which is properly brought before the meeting or any adjournment or postponement thereof.

A copy of our Annual Report to Stockholders for the year ended December 31, 2005 and this proxy statement and accompanying proxy card will be first mailed to stockholders on or about March 28, 2006.

This solicitation is made on behalf of our Board of Directors, and we will pay the costs of solicitation. Our directors, officers and employees may also solicit proxies by telephone, e-mail, fax or personal interview. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to our stockholders. We have retained Mellon Investor Services to assist in the solicitation of proxies with respect to shares of our common stock held of record by brokers, nominees and institutions for a customary fee.

Our principal executive offices are located at 5795 Lindero Canyon Road, Westlake Village, California 91362, telephone (818) 735-8800.

Shares Entitled to Vote

Our outstanding common stock constitutes the only class of securities entitled to vote at the meeting. Stockholders of record of the common stock at the close of business on March 10, 2006 are entitled to notice of, and to vote at, the meeting. On that date,           shares of our common stock were issued and outstanding.

The presence at the meeting, in person or by proxy, of a majority of the shares of the common stock issued and outstanding on March 10, 2006 will constitute a quorum. Abstentions and broker non-votes

(proxies submitted by brokers that do not indicate a vote for a proposal because they do not have discretionary voting authority and have not received instructions as to how to vote on a proposal) are counted as present in determining whether the quorum requirement is satisfied. However, broker non-votes will not be counted in determining the number of shares necessary for approval of any proposal.

There are no statutory or contractual rights of appraisal or similar remedies available to those stockholders who dissent from any matter to be acted on at the meeting. Cumulative voting is not available and each share of common stock is entitled to one vote.

Voting Procedures

A proxy card is enclosed for your use. We ask that you sign, date and return the proxy card in the accompanying envelope, which is postage prepaid if you mail it in the United States, or use the Internet or telephone voting procedures as instructed on the proxy card. A holder of record may also vote in person at the meeting, or submit a signed proxy card at the meeting. All votes cast at the meeting will be tabulated by the persons appointed by us to act as inspectors of election for the meeting.

You have a choice regarding the matters to be voted upon at the meeting. Concerning the election of the directors, by checking the appropriate box on your proxy card you may:

•       vote for the director nominees; or

•       withhold authority to vote for some or all of the director nominees.

Concerning the approval of the amendment to the 2004 Guitar Center, Inc. Incentive Stock Award Plan, which we refer to as the “2004 Plan,” you may:

•       approve the amendment to the 2004 Plan;

•       disapprove the amendment to the 2004 Plan; or

•       abstain from voting for or against the amendment to the 2004 Plan.

Concerning the amendment to Article IV of the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 55,000,000 to 100,000,000, which we refer to as the “Charter Amendment,” you may:

•  approve the Charter Amendment;

•  disapprove the Charter Amendment; or

•  abstain from voting for or against the Charter Amendment.

Concerning ratification of the selection of KPMG LLP as Guitar Center’s independent auditors for the year ending December 31, 2006, you may:

•       ratify the selection of KPMG LLP;

•       not ratify the selection of KPMG LLP; or

•       abstain from voting for or against the selection of KPMG LLP.

Unless there are different instructions on the proxy, all shares represented by valid proxies (and not revoked before they are voted) will be voted at the meeting FOR (1) the election of the director nominees listed in Proposal No. 1, (2) the approval of the amendment to the 2004 Plan as set forth in Proposal No. 2, (3) the approval of the Charter Amendment as set forth in Proposal No. 3 and (4) ratification of the selection of KPMG LLP as Guitar Center’s independent auditors for the year ending December 31, 2006. With respect to any other business which may properly come before the meeting or any postponement or adjournment thereof and be submitted to a vote of stockholders, proxies will be voted in accordance with the best judgment of the designated proxy holders.

If you hold your shares through a broker, bank or other nominee and you do not provide instructions on how to vote, your broker, bank or other nominee may have authority to vote your shares on matters deemed routine, such as the election of directors. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee. Votes that are withheld will be excluded entirely from the vote and will have no effect.

Approval of the amendment to our 2004 Plan and approval of the Charter Amendment are not considered routine matters. As a result, banks, brokers or other nominees will not be able to vote on these proposals without specific voting instruction from you. A lack of instruction from you will result in a “broker non-vote” equal to the number of shares for which they do not receive specific voting instructions. Broker non-votes are not counted for purposes of determining whether a proposal has been approved. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders.

The director nominees shall be elected by a plurality of the votes of the shares present or represented by proxy at the meeting and entitled to vote on the election of a director. Approval of the amendment to the 2004 Plan requires the affirmative vote of a majority of the outstanding shares of common stock represented at and entitled to vote at the meeting. Approval of the Charter Amendment requires the affirmative vote of a majority of the outstanding shares of common stock. Ratification of the selection of KPMG LLP as Guitar Center’s independent auditors for the year ending December 31, 2006 requires the affirmative vote of a majority of the outstanding shares of common stock represented at and entitled to vote at the meeting.

Your vote is important. Accordingly, please sign and return the accompanying proxy card whether or not you plan to attend the meeting in person.

You may revoke your proxy at any time before it is actually voted at the meeting by:

•       delivering written notice of revocation to our Secretary at 5795 Lindero Canyon Road, Westlake Village, California 91362, or in person at the meeting;

•       submitting a later dated proxy; or

•       attending the meeting and voting in person.

Your attendance at the meeting will not, by itself, constitute revocation of your proxy. You may also be represented by another person present at the meeting by executing a form of proxy designating that person to act on your behalf. Shares may only be voted by or on behalf of the record holder of shares as indicated in our stock transfer records. If you are a beneficial stockholder but your shares are held of record by another person, such as a stock brokerage firm or bank, that person must vote the shares as the record holder.

PROPOSAL NO. 1:
ELECTION OF NOMINEES TO BOARD OF DIRECTORS

General Information

Directors are elected at each annual meeting and hold office until their resignation or removal and until their successors are duly elected and qualified at the next annual meeting. Each nominee for director has indicated his willingness to serve if elected. Proxies received by us that do not contain instructions to withhold a vote for a nominee will be voted for the nominees. Although we do not anticipate that any nominee will be unavailable for election, if a nominee is unavailable for election, we will vote the proxies for any substitute nominee we may designate.

Each nominee for election to the Board of Directors currently serves as one of our directors and has continually served as a director since the date he initially became a director of our company, or its predecessor, which is set forth below. In 2005, our Board of Directors met twelve times and each incumbent director attended at least 75% of those meetings. The following table sets forth information as of March 10, 2006 with respect to the nine persons nominated for election at the meeting.

Nominees for Director	Age	Position	Director Since
Marty Albertson	52	Chairman of the Board, Chief Executive Officer and Director	1996
Larry Livingston(1)	63	Director	2002
Bob L. Martin(1)	58	Director	2005
Pat MacMillan(3)	62	Director	2005
George Mrkonic(3)	53	Director	2002
Kenneth Reiss(2)(3)	63	Director	2003
Walter Rossi(2)	63	Director	2004
Peter Starrett(1)(3)	58	Director	1997
Paul Tarvin(2)	49	Director	2006

(1)          member of compensation committee

(2)          member of audit committee

(3)          member of nominating and corporate governance committee

The principal occupations and positions for at least the past five years of the director nominees named above are as follows:

Marty Albertson has been with Guitar Center since 1979. Mr. Albertson joined Guitar Center as a salesperson and has held various positions of increasing responsibility with Guitar Center since that time. In 1980, he served as Advertising Director and in 1984 became National Sales Manager. Thereafter, in 1985 Mr. Albertson became Vice President of Corporate Development, and became the Vice President of Sales and Marketing in 1987. From 1990 to 1999, Mr. Albertson served as our Executive Vice President and Chief Operating Officer. In 1999, Mr. Albertson became our President and Co-Chief Executive Officer. In 2004, Mr. Albertson became our Chairman of the Board and Chief Executive Officer. Mr. Albertson was elected a director in 1996.

Larry Livingston has served as a director of Guitar Center since 2002. From 1986 to 2002, Mr. Livingston was the Dean of the Flora L. Thornton School of Music at the University of Southern California. Subsequently he was on a special assignment from the President of the University as Director of the Arts Center Project. In 2004, Mr. Livingston returned to the faculty as Professor of Conducting. From 1982 to 1986, Mr. Livingston was the Dean and Elma Schneider Professor of Conducting at the

Shepherd School of Music at Rice University, Houston, Texas. Previously, he served as Vice President and Music Director of the New England Conservatory of Music (1977-1982) in Boston.

Pat MacMillan has served as a director of Guitar Center since 2005. Since 1980, Mr. MacMillan has served as the Chief Executive Officer of Team Resources, Inc., a consulting firm specializing in organizational strategy and design as well as team and leadership development. The company practice areas include organizational strategy and design, as well as team and leadership development. He is also a director of UnumProvident Corporation, MetoKote Corporation and Pliant Corporation.

Bob L. Martin has served as a director of Guitar Center since 2005. Since 2002, Mr. Martin has served as the Chief Executive Officer of Mcon Management Services, Ltd., a consulting company. From 2000 to 2002, he served as an independent consultant. Prior to 2000, he served as President and Chief Executive Officer of Wal-Mart International, a division of Wal-Mart Stores Inc. He is also a director of Conn’s Inc., Gap, Inc., Furniture Brands International, Inc. and Sabre Holdings Corporation.

George Mrkonic has served as a director of Guitar Center since 2002 and as our lead director since 2005. Mr. Mrkonic served as Vice Chairman of Borders Group, Inc. from 1994 to 2002. From 1994 until 1997, he served as Vice Chairman and President of Borders Group, Inc. He currently serves as a member of the board of directors of Brinker International, Syntel, Inc. and Nashua Corporation.

Kenneth Reiss has served as a director of Guitar Center since 2003. Mr. Reiss spent his entire career with Ernst & Young LLP, beginning in September 1965, through his retirement in June 2003. He served as Coordinating Partner on significant global clients, including retailers such as Staples, Inc., and Toys “R” Us, Inc. and also served as the Managing Partner for the Assurance and Advisory Practice (AABS) of E&Y’s New York Office from 1992 to 1998. Over the course of his career he served as the National Director for AABS of the Retail and Consumer Products Industry and National Director of the Media and Entertainment Practice. Mr. Reiss currently serves as a member of the board of directors of Eddie Bauer Holdings, Inc. and The Wet Seal, Inc.

Walter Rossi has served as a director of Guitar Center since 2004. From 1996 to 1997, Mr. Rossi was the Chief Executive Officer of Home Express, a retailer of home furnishings. From 1992 to 1996, Mr. Rossi was the Chairman of the Retail Group at Phillips-Van Huesen Corporation, a clothing manufacturing and retail company. Prior to joining Phillips-Van Huesen Corporation, Mr. Rossi served as Chairman and Chief Executive Officer of Mervyn’s, a department store chain. Mr. Rossi currently serves as a member of the board of directors of Dick’s Sporting Goods, Inc.

Peter Starrett has served as a director of Guitar Center since 1997. Mr. Starrett is President of Peter Starrett Associates, a retail advisory firm. From 1990 to 1998, Mr. Starrett was President of Warner Bros. Studio Stores. Prior to Warner Bros., Mr. Starrett served in various executive positions at Federated and May Department Stores. Mr. Starrett currently serves as a member of the board of directors of The Pantry, Inc., AFC Enterprises, Inc., Pacific Sunwear of California, Inc. and H.H. Gregg Appliances, Inc.

Paul Tarvin has served as a director of Guitar Center since 2006. Since 1991, Mr. Tarvin has served as the President and Chief Executive Officer of Cinmar, a direct marketing company that produces the following upscale home catalogs brands: Frontgate, Splash, The Outdoor Sourcebook and Grandin Road. Mr. Tarvin is also Executive Vice President of Cornerstone Brands, which acquired Cinmar in 1995. Mr. Tarvin serves as a director of the Sundance catalog company.

Director Compensation

During 2005, the Board of Dirctors adopted changes to the compensation received by the members of our Board of Directors that became effective in 2006. These changes were approved based on the recommendation of our nominating and corporate governance committee, which supervised the design of the compensation program with the assistance of an independent compensation consultant.

Each member of our Board of Directors who is not an employee is paid a quarterly retainer of $5,000 for service as a director. In addition, each non-employee director receives $3,500 for attendance at each board meeting, $1,500 for attendance for each telephonic meeting and $1,500 additional compensation for attending meetings of a committee of the Board of Directors. The lead director receives $20,000 additional compensation per year, the chairman of the audit committee receives $15,000 additional compensation per year and the chairmen of the compensation committee and the nominating and corporate governance committee each receive $10,000 additional compensation per year. All directors are reimbursed for reasonable out-of-pocket expenses arising from their service as a director.

We also provide equity-based compensation to our non-employee directors who receive an annual grant of deferred stock units having an aggregate value equal to $125,000 on the date of grant, subject to pro-ration for directors who join the Board of Directors during the year. This award of deferred stock will become vested annually at the rate of 33% per year starting on the first anniversary of  the date of grant and will be fully vested on the earliest to occur of (i) the third anniversary of the date of grant, (ii) a qualified retirement as determined by the compensation committee or (iii) a change in control of our company.

Committees of the Board of Directors

Our Board of Directors has three standing committees, the audit committee, the compensation committee and the nominating and corporate governance committee. Each of the three standing committees has a written charter approved by our Board of Directors and accessible on the investor relations section of our corporate website, www.guitarcenter.com. A copy of the Audit Committee Charter is also attached hereto as Exhibit A.

The audit committee is responsible for the appointment, compensation and oversight of our independent accountants, reviewing and monitoring the annual audit of our financial statements, our internal controls, our accounting practices and policies, affiliate transactions (if any), and related tasks as specified in its charter or required by the applicable Nasdaq rules. The members of the audit committee presently are Messrs. Tarvin, Reiss and Rossi, each an independent director as defined by the listing standards of the Nasdaq National Market. In 2005, the audit committee met ten times and each incumbent member of the audit committee attended all of the meetings for which they were eligible. Please see the information under the caption “Audit Committee Report” for further information regarding the audit committee.

The compensation committee is responsible for determining the nature and amount of compensation for our management and for administering our employee benefit plans (including the 2004 Plan). The members of the compensation committee presently are Messrs. Livingston, Martin and Starrett, each an independent director as defined by the listing standards of the Nasdaq National Market. In 2005, the compensation committee met nine times and each incumbent member of the compensation committee attended all of the meetings for which they were eligible.

The nominating and corporate governance committee is responsible for the selection of potential candidates for director and the recommendation of candidates to the Board of Directors. It also makes recommendations to the Board of Directors concerning the structure and membership of the other committees and other corporate governance matters, including director compensation. The members of the nominating and corporate governance committee presently are Messrs. Reiss, Starrett, MacMillan and Mrkonic, each an independent director as defined by the listing standards of the Nasdaq National Market. The nominating and corporate governance committee met six times in 2005 and each incumbent member of the nominating and corporate governance committee attended all of the meetings for which they were eligible.

Nominating Process

The nominating and corporate governance committee identifies director nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members with skills and experience that are relevant to our business and are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If any member of the Board of Directors does not wish to continue in service or the committee or Board of Directors decides not to re-nominate a member for re-election, the committee identifies the desired skills and experience of a new nominee consistent with the committee’s criteria for Board of Directors service. Current members of the Board of Directors and management are polled for their recommendations. Research may also be performed or third parties retained to identify qualified individuals.

The nominating and corporate governance committee will consider nominees recommended by stockholders, and any such recommendations should be forwarded to the nominating and corporate governance committee in writing at our executive offices as identified in this proxy statement. Such recommendations should include the following information:

•       such information as may be reasonably necessary to determine whether the recommended director candidate is independent from the security holder that has recommended the candidate;

•       such information as may be reasonably necessary to determine whether the director candidate is qualified to serve on the audit committee; and

•       such information as may be reasonably necessary to determine whether the director candidate meets the independence standards of the Nasdaq National Market.

We will also request such other information as may reasonably be required to determine whether each person recommended by a security holder meets the criteria listed below and to enable us to make appropriate disclosures to the security holders entitled to vote in the election of directors. Any recommendations received from stockholders will be evaluated in the same manner as potential nominees suggested by board members, management or other parties.

The nominating and corporate governance committee evaluates director candidates based upon a number of criteria, including:

•       commitment to promoting the long term interests of our company’s security holders and independence from any particular constituency;

•       professional and personal reputations that are consistent with our values;

•       broad general business experience and acumen, which may include experience in management, finance, marketing and accounting, across a broad range of industries with particular emphasis on retail and the music industry generally, along with experience operating at a policy-making level in an appropriate business, financial, governmental, educational, non-profit, technological or global field;

•       a high level of personal and professional integrity;

•       adequate time to devote attention to the affairs of the company;

•       such other attributes, including independence, relevant in constituting a board that also satisfies the requirements imposed by the Securities and Exchange Commission and the Nasdaq National Market; and

•       board balance in light of our company’s current and anticipated needs and the attributes of the other directors and executives.

Messrs. MacMillan, Martin and Tarvin will be standing for election by the company’s stockholders for the first time at the annual meeting. Mr. MacMillan was nominated for election to the Board of Directors by a non-management director. Mr. MacMillan was introduced to the company through work performed in 2004 by Team Resources to assist the Board of Directors in formulating and implementing an executive succession plan. Team Resources is not currently providing any services to the company, and any future engagement of it, which is not expected, would have to be approved by our audit committee. Mr. Martin was nominated for election to the Board of Directors by a non-management director, and his nomination was the result of a search conducted by our non-management directors to find candidates with retail, international and information technology expertise. Mr. Tarvin was nominated for election to the Board of Directors by a non-management director, and his nomination was the result of a search conducted by our non-management directors to find candidates with direct mail and internet retailing expertise.

Our specific policies relating to the nominating process are posted on the investor relations section of our corporate website, www.guitarcenter.com, and the summary provided above is qualified by reference to the full policy.

Security Holder Communication with Board Members

Any holder of our securities may contact the Board of Directors or a specified individual director by writing to the attention of the Board of Directors or a specified individual director and sending such communication to our Secretary at our executive offices as identified in this proxy statement. Each communication from a security holder should include the following information in order to permit security holder status to be confirmed and to provide an address to forward a response if deemed appropriate:

•       the name, mailing address and telephone number of the security holder sending the communication;

•       the number and type of our securities owned by such security holder; and

•       if the security holder is not a record owner of our securities, the name of the record owner of our securities beneficially owned by the security holder.

Our Secretary will forward all appropriate communications to the Board of Directors or individual members of the Board of Directors as specified in the communication. Our Secretary may (but is not required to) review all correspondence addressed to the Board of Directors, or any individual member of the Board of Directors, for any inappropriate correspondence more suitably directed to management. Communications may be deemed inappropriate for this purpose if it is reasonably apparent from the face of the correspondence that it relates principally to a customer dispute involving the purchase of goods or services from our company or any of its operating units. Our policies regarding the handling of security holder communications were approved by a majority of our independent directors.

Annual Meeting Attendance

The policy of the Board of Directors is that all directors attend the annual meeting of stockholders, absent compelling circumstances that prevent attendance. All nominees for election at the annual meeting who were serving at the time of the 2005 annual meeting of stockholders attended the 2005 annual meeting of stockholders.

Limitation of Liability and Indemnification Matters

Our Restated Certificate of Incorporation provides that to the fullest extent permitted by the Delaware General Corporation Law we will indemnify and advance indemnification expenses on behalf of all of our directors and officers, and will indemnify such other persons as may be required by statute or our Amended and Restated Bylaws. To the fullest extent permitted by the Delaware General Corporation Law, a director will not be personally liable to us or our stockholders for monetary damages for any breach of his fiduciary duty as a director. This provision has no effect on any non-monetary remedies that may be available to us or our stockholders, nor does it relieve us or our directors from compliance with federal or state securities laws. Our Restated Certificate of Incorporation also permits us (i) to purchase and maintain insurance on behalf of any director or officer, or such other person as may be permitted by statute or our Amended and Restated Bylaws, against any liability which may be asserted against any such person, and (ii) enter into contracts providing for the indemnification of any director, officer or other person to the full extent permitted by Delaware law.

Our Amended and Restated Bylaws provide that we shall indemnify, in the manner and to the fullest extent permitted by law, any person (or estate of any person) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether or not in the right of the corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is a director or officer of our company, and at the discretion of the Board of Directors may indemnify any person (or the estate of any person) who is such a party or threatened to be made such a party by reason of the fact that such person is or was an employee or agent of our company or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including employee benefit plans). To the fullest extent permitted by law, such indemnification shall include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, and, in the manner provided by law, any such expenses may be paid by us in advance of the final disposition of such action, suit or proceeding. This indemnification does not limit our right to indemnify any other person for any such expenses to the fullest extent permitted by law, nor is it exclusive of any other rights to which any person seeking indemnification for us may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. We may also purchase and maintain liability insurance on behalf of directors, officers and other persons and we generally enter into indemnification contracts with our directors and officers providing for mandatory indemnification of such persons and advancement of expenses to the fullest extent permitted by applicable law.

Compliance With Section 16(a) Under the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires that our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, file reports of ownership and changes in ownership (Forms 3, 4 and 5) with the Securities and Exchange Commission. Executive officers, directors and greater-than-ten-percent holders are required to furnish us with copies of all of these forms which they file. Based solely on our review of these reports or written representations from certain reporting persons, we believe that during the fiscal year ended December 31, 2005, all filing requirements applicable to our officers, directors, greater-than-ten-percent beneficial owners and other persons subject to Section 16(a) of the Exchange Act were met, except for a Form 4 filed one month late by David Robson, Senior Vice President of Finance, reporting the grant of options to purchase 5,000 shares of common stock.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR THE DIRECTORS
NOMINATED IN THIS PROPOSAL NO. 1.

PROPOSAL NO. 2
APPROVAL OF THE AMENDMENT TO THE
2004 GUITAR CENTER, INC. INCENTIVE STOCK AWARD PLAN
TO INCREASE THE NUMBER OF SHARES
AUTHORIZED FOR ISSUANCE

This Proposal No. 2, if approved, would increase the number of shares of our common stock available for awards under the 2004 Plan. There are currently 2,100,000 shares of our common stock authorized for issuance under the 2004 Plan. As of March 10, 2006,                 shares are subject to outstanding awards leaving only               shares available for future grant. This amendment would increase the number of shares of common stock authorized for issuance under the 2004 Plan by                to                 .

We believe that the 2004 Plan should be amended to increase the number of shares available for grant in order to be able to continue to grant awards to officers, key employees, consultants and non-employee directors. The continued ability to grant awards would provide us with a valuable tool to help attract and retain officers, key employees, consultants and non-employee directors. In addition, an expanded award pool will enable us to provide additional incentives to those officers, employees, consultants and non-employee directors who have been responsible for our development and financial success and who will help us meet our goals in the future.

Your approval of the Board of Directors’ amendment to the 2004 Plan will enable us to continue our strategy of using stock incentives to secure and retain officers, key employees, consultants and non-employee directors of outstanding ability both now and in the future. The attraction and retention of such persons is vital to the success of our business.

Our 2004 Plan was originally adopted by the Board of Directors in February 2004 and approved by the stockholders in April 2004. In February 2006, our Board of Directors approved an amendment to the 2004 Plan to increase the number of shares of common stock that may be issued or sold under the 2004 Plan from 2,100,000 shares to                shares, subject to receipt of stockholder approval. The Board of Directors approved this amendment based on the recommendation of our compensation committee.

Where can I find a general summary of the 2004 Plan?

Please see the information provided in this proxy statement under the caption, “General Summary of the 2004 Plan.” That summary will also direct you to where you can obtain a full copy of the 2004 Plan if you so desire.

Where can I find a copy of the proposed amendment to the 2004 Plan?

The form of proposed amendment is attached to this proxy statement as Exhibit B.

What vote is required to approve the amendment to the 2004 Plan?

The affirmative vote of a majority of the votes represented by the common stock present in person or by proxy and entitled to vote on this proposal at the annual meeting is required for approval of the proposed amendment to the 2004 Plan. For purposes of the vote on the proposed amendment to the 2004 Plan, abstentions will have the same effect as votes against the proposed amendment to the 2004 Plan and broker non-votes will not be counted as shares entitled to vote on the matter and will have no effect on the result of the vote.

Unless instructed to the contrary, all shares represented by the proxies solicited hereby will be voted FOR the approval of the proposed amendment to the 2004 Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE 2004 GUITAR CENTER, INC. INCENTIVE STOCK AWARD PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE AS SET FORTH IN THIS PROPOSAL NO. 2.

GENERAL SUMMARY OF THE 2004 PLAN

Our stockholders are being asked to approve an amendment to our 2004 Plan in Proposal No. 2 as described elsewhere in this proxy statement. A general summary of the 2004 Plan is provided below, but the summary is qualified in its entirety by reference to the 2004 Plan itself and the related amendments being proposed. The amendment is provided in Exhibit B. The full 2004 Plan can be accessed as provided under the caption “Where can I find a copy of the entire 2004 Plan.”

What types of awards may be granted under the 2004 Plan?

The 2004 Plan provides that, as plan administrator, the compensation committee may grant or issue to our officers, employees, consultants and non-employee directors the following, all of which we refer to as “awards”: stock options, stock purchase rights, stock appreciation rights, restricted stock, deferred stock, dividend equivalents, cash or stock performance awards, stock payments and other stock related benefits or any combination thereof.

What are the terms of awards granted under the 2004 Plan?

Each award is set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award as determined by the compensation committee. As to options, the exercise price for the common stock subject to each option will be specified in each option agreement but shall not be less than the fair market value for a common share on the date the option is granted (as determined under the 2004 Plan), and the term of the option shall not be more than ten years from the date of grant. Vesting of options will also be set forth in the agreement. All other awards will also be evidenced by separate agreements similarly setting forth, as appropriate, the issuance price, the exercise period, any applicable performance goals and related matters. For “Section 162(m) Participants” under the 2004 Plan, the relevant performance goals as applicable to our company, or any subsidiary, division or operating unit, and subject to adjustment as specified in the 2004 Plan, include: net income; pre-tax income; operating income; after-tax cash flow; earnings per share; return on equity; return on invested capital or assets; funds from operations; cost reductions or savings; appreciation in the market price of our common stock; operating profit; working capital; and earnings before one or more of interest, taxes, depreciation or amortization or similar non-recurring items or adjustments as further specified in the 2004 Plan.

Who determines who receives the awards and the terms of the awards?

The compensation committee administers the 2004 Plan with respect to grants to our employees or consultants and the full Board of Directors administers the 2004 Plan with respect to non-employee directors. Subject to the terms of the 2004 Plan, the Board of Directors or compensation committee has the authority to select the persons to whom awards are to be made, to determine the number of shares granted and the terms and conditions of the award, and to make all other determinations with respect to the administration of the 2004 Plan. Similarly, the Board of Directors has the discretion to determine the terms and conditions of awards to non-employee directors and to interpret and administer the 2004 Plan with respect to such awards, other than certain determinations delegated to the compensation committee. As of the date of this proxy statement, the compensation committee has not identified any grants to be made from the additional shares to be reserved for issuance under the 2004 Plan by virtue of this amendment although, by the terms of his employment agreement, Marty Albertson, our Chief Executive Officer, is entitled to a specified annual stock option grant. Please see “—New Plan Benefits” and “Executive Compensation—Employment Agreements.” The compensation committee and the Board of Directors is also authorized to adopt, amend and rescind rules relating to the administration of the 2004 Plan.

Who is eligible to participate in the 2004 Plan?

Our employees, consultants and directors are eligible to receive awards under the 2004 Plan. As of December 31, 2005, we had approximately 8,200 employees and consultants, and we currently have nine directors, all of whom are eligible to participate in the 2004 Plan. The compensation committee, as administrator, determines which of our employees, consultants and directors will be granted awards, except that in the case of the granting of awards to non-employee directors, such determinations are made by the Board of Directors, other than certain determinations delegated to the compensation committee. No employee or consultant is entitled to participate in the 2004 Plan as a matter of right except for our contractual obligations to Mr. Albertson, nor does any such participation constitute assurance of continued employment. Only those employees and consultants who are selected to receive grants by the administrator may participate in the 2004 Plan.

Who is on the compensation committee?

The compensation committee presently consists of Messrs. Livingston, Martin and Starrett, each of whom is a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act.

What can someone receive in one year under the 2004 Plan?

The maximum number of shares which may be subject to awards granted under the 2004 Plan to any individual in any calendar year cannot exceed 500,000. The maximum amount of cash consideration payable as performance awards or dividend equivalents to any individual in any calendar year presently cannot exceed $6.0 million.

What does a grantee have to agree to in order to receive an award?

Generally, in addition to the payment of any purchase price as consideration for the issuance of an award, the grantee must agree to remain employed by us or continue to consult for us for at least one year after the award is issued. In addition, awards are exercisable or payable only while the grantee is an employee or consultant of our company. However, under certain conditions, the compensation committee may determine that any award may be exercisable or paid after the termination of a person’s employment.

How is the 2004 Plan amended?

The 2004 Plan may be amended, suspended or terminated at any time by the Board of Directors or the compensation committee. However, the maximum number of shares that may be sold or issued under the 2004 Plan may not be increased, the class of eligible employees under the 2004 Plan may not be changed and additional material benefits cannot be added to the 2004 Plan, in each case without approval of our stockholders.

Does the 2004 Plan conform to federal securities laws?

The 2004 Plan is intended to conform to the extent necessary with all provisions of all federal and state laws, rules and regulations, including Rule 16b-3 promulgated under the Exchange Act. The 2004 Plan will be administered, and awards will be granted and may be exercised, only in a manner which conforms to these laws, rules and regulations. To the extent permitted by applicable law, the 2004 Plan and awards granted under the 2004 Plan shall be deemed amended to the extent necessary to conform to these laws, rules and regulations.

What are the federal tax consequences of the awards?

The following is a general summary under current law of the material federal income tax consequences to participants in the 2004 Plan. This summary deals with the general tax principles that apply and is provided only for general information. Some kinds of taxes, such as state and local income taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of income taxation that may be relevant in light of a holder’s personal investment circumstances. The summary below is based on the assumption that awards granted under the 2004 Plan will either comply with or not be subject to the provisions of Section 409A of the Internal Revenue Code, a provision governing specified deferred compensation arrangements. This summarized tax information is not tax advice.

Non-Qualified Stock Options.   For federal income tax purposes, if an optionee is granted non-qualified stock options, or NQSOs, under the 2004 Plan having a per share exercise price that is not less than the fair market value of a common share as of the date of grant, the optionee will not have taxable income on the grant of the option, nor will we be entitled to any deduction. Generally, on exercise of NQSOs the optionee will recognize ordinary income, and we will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of a common share on the date each such option is exercised. The optionee’s basis for the stock for purposes of determining gain or loss on subsequent disposition of such shares generally will be the fair market value of the common stock on the date the optionee exercises such option. Any subsequent gain or loss will generally be taxable as capital gains or losses.

Incentive Stock Options.   There is no taxable income to an optionee when an optionee is granted an incentive stock option, or ISO, or when that option is exercised. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be an “item of adjustment” for the optionee for purposes of the alternative minimum tax. Gain realized by the optionee on the sale of an ISO is taxable at capital gains rates, and no tax deduction is available to us, unless the optionee disposes of the shares within (1) two years after the date of grant of the option or (2) within one year of the date the shares were transferred to the optionee. If the common shares are sold or otherwise disposed of before the end of the two-year and one-year periods specified above, the difference between the option exercise price and the fair market value of the shares on the date of the option’s exercise will be taxed at ordinary income rates, and we will be entitled to a deduction to the extent the optionee must recognize ordinary income. If such a sale or disposition takes place in the year in which the optionee exercises the option, the income the optionee recognizes upon sale or disposition of the shares will not be considered income for alternative minimum tax purposes. Otherwise, if the optionee sells or otherwise disposes of the shares before the end of the two year and one-year periods specified above, the maximum amount that will be included as alternative minimum tax income is the gain, if any, the optionee recognizes on the disposition of the shares.

An ISO exercised more than three months after an optionee terminates employment, other than by reason of death or disability, will be taxed as a NQSO, and the optionee will have been deemed to have received income on the exercise taxable at ordinary income rates. We will be entitled to a tax deduction equal to the ordinary income, if any, realized by the optionee.

Stock Appreciation Rights.   Currently, no taxable income is generally recognized upon the receipt of stock appreciation right, or SAR, granted with a per share exercise price that is not less than the fair market value of a common share as of the date of grant, but upon exercise of the SAR the fair market value of the shares (or cash in lieu of shares) received generally will be taxable as ordinary income to the recipient in the year of such exercise. We generally will be entitled to a compensation deduction for the same amount which the recipient recognizes as ordinary income.

Restricted Stock and Deferred Stock.   A participant to whom restricted or deferred stock is issued generally will not recognize taxable income upon such issuance and we generally will not then be entitled to a deduction unless, with respect to restricted stock, an election is made by the participant under Section 83(b) of the Internal Revenue Code. However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the participant generally will recognize ordinary income and we generally will be entitled to a deduction for an amount equal to the excess of the fair market value of the shares at the date such restrictions lapse over the purchase price. If a timely election is made under Section 83(b) with respect to restricted stock, the participant generally will recognize ordinary income on the date of the issuance equal to the excess, if any, of the fair market value of the shares at that date over the purchase price therefore, and we will be entitled to a deduction for the same amount. Similarly, when deferred stock vests and is immediately issued to the participant, the participant generally will recognize ordinary income and we generally will be entitled to a deduction for the amount equal to the fair market value of the shares at the date of issuance. A Section 83(b) election is not permitted with regard to the grant of deferred stock.

Dividend Equivalents.   A recipient of a dividend equivalent award generally will not recognize taxable income at the time of grant, and we will not be entitled to a deduction at that time. When a dividend equivalent is paid, the participant generally will recognize ordinary income, and we will be entitled to a corresponding deduction.

Performance Awards.   A participant who has been granted a performance award generally will not recognize taxable income at the time of grant, and we will not be entitled to a deduction at that time. When an award is paid, whether in cash or common shares, the participant generally will recognize ordinary income, and we will be entitled to a corresponding deduction.

Stock Payment.   A participant who receives a stock payment in lieu of a cash payment that would otherwise have been made will generally be taxed as if the cash payment has been received, and we generally will be entitled to a deduction for the same amount.

Section 162(m) of the Code.   In general, under Section 162(m), income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for specified executive officers exceeds $1 million (less the amount of any “excess parachute payments” as defined in Section 280G of the Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain “performance-based compensation” as provided for by the Code and established by an independent compensation committee which is adequately disclosed to, and approved by, stockholders. In particular, stock options and SARs will satisfy the “performance-based compensation” exception if the awards are made by a qualifying compensation committee, the underlying plan sets the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date (i.e., the option exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date). Performance or incentive awards granted under the 2004 Plan may qualify as “qualified performance-based compensation” for purposes of Section 162(m) if such awards are granted or vest upon the pre-established objective performance goals described above.

We have attempted to structure the 2004 Plan in such a manner that the compensation committee can determine the terms and conditions of stock options, SARs and performance and incentive awards granted thereunder such that remuneration attributable to such awards will not be subject to the $1 million limitation. We have not, however, requested a ruling from the Internal Revenue Service or an opinion of counsel regarding this issue. This discussion will neither bind the Internal Revenue Service nor preclude the Internal Revenue Service from adopting a contrary position.

New Plan Benefits

If Proposal No. 2 is approved by our stockholders, the following benefits will be obtained:

New Plan Benefits—2004 Plan

Name and Position	Dollar Value	Number of Units
Marty Albertson, CEO	Not Determinable	(1)
Executive Group and other NEO’s	Not Determinable	(1)
Non-Executive Director Group	$125,000 per year each(2)	Not Determinable

(1)   Under the terms of his employment agreement, Mr. Albertson is granted 32,000 options per year and in 2005 was granted 76,800 Performance Shares (as defined in the Guitar Center, Inc. 2005 Long Term Incentive Plan (the “LTIP”), and subject to increase or decrease based on performance as provided in the LTIP). Commencing in 2008, Mr. Albertson’s employment agreement entitles him to a grant of 80,000 options per year unless a successor long-term incentive program is implemented. Some or all of such options or Performance Shares may be granted from the additional shares to be allocated to the 2004 Plan by operation of Proposal No. 2. However, Mr. Albertson is entitled to such options or Performance Shares without regard to whether the proposed amendments to the 2004 Plan are approved by our stockholders. No other executive officer is entitled to participate in the 2004 Plan, although it is expected that each of them will in the ordinary course of the administration of our compensation programs.

(2)   Each non-executive director will receive an annual grant of $125,000 of deferred stock units under the terms of the 2004 Plan and a related policy approved by our compensation committee as described in this proxy statement.

Where can I find a copy of the entire 2004 Plan?

The summary we have included about the 2004 Plan is qualified in its entirety by reference to the 2004 Plan, which was filed as an exhibit to our Proxy Statement for the Annual Meeting of Stockholders held on April 29, 2004 and is incorporated into this proxy statement by reference. Copies of the 2004 Plan can also be obtained by making written request to our Secretary.

PROPOSAL NO. 3
APPROVAL OF AN AMENDMENT TO ARTICLE IV OF THE
COMPANY’S RESTATED CERTIFICATE OF INCORPORATION

On February 10, 2006, our Board of Directors adopted a resolution amending, subject to stockholder approval at the annual meeting, Article IV of the company’s Restated Certificate of Incorporation to increase the number of shares of authorized common stock from 55,000,000 to 100,000,000 shares (the “Certificate Amendment”). A copy of the Certificate Amendment is incorporated as Exhibit C attached to this proxy statement. The additional shares would have the same rights and privileges as the shares of common stock presently outstanding. As of March 10, 2006 (i)              shares of common stock were outstanding, (ii) an aggregate of                  shares of common stock were reserved for issuance pursuant to incentive stock plans, (iii) an aggregate of 2,891,845 shares of common stock were reserved for issuance upon conversion of 4% Senior Convertible Notes and (iv)               shares of common stock were authorized, unissued and unreserved.

The Board of Directors believes it is desirable to have the additional authorized shares of common stock available for possible future financing transactions, stock dividends or splits and other general corporate purposes. We are not party to any current plan to enter into any such transaction.

It should be noted that any issuance of additional shares of common stock could be disadvantageous to existing stockholders since such issuance might serve to dilute their percentage interest in the company. Holders of common stock do not have preemptive rights to purchase any additional shares of common stock which may be issued. The company would not be required to obtain stockholder approval to issue authorized but unissued shares of common stock, unless required to do so by applicable law or the rules of any stock exchange or over the counter market on which the company’s shares may be listed.

It should also be noted that the authorized but unissued shares of common stock, if issued, could be used by incumbent management to make more difficult, and thereby discourage, an attempt to acquire control of the company even though stockholders of the company may deem such an acquisition desirable. For example, the shares could be privately placed with purchasers who might support the Board of Directors in opposing a hostile takeover bid. The issuance of the new shares could also be used to dilute the stock ownership and voting power of a third party seeking to remove directors, replace incumbent directors, accomplish certain business combinations or alter, amend or repeal provisions of the company’s Restated Certificate of Incorporation. To the extent that it impedes any such attempts, the issuance of shares following the Certificate Amendment may serve to perpetuate existing management.

The Certificate Amendment does not alter the company’s present ability to issue up to 5,000,000 shares of preferred stock in such series with such special rights (including voting rights), preferences, restrictions, qualifications, and limitations as the Board of Directors may designate. The company would not be required to obtain stockholder approval to issue authorized but unissued shares of preferred stock, unless required to do so by applicable law or the rules of any stock exchange or over the counter market on which the company’s shares may be listed. The Board of Directors could use its authority to make such designations and to issue preferred stock in a manner that would create impediments or to otherwise discourage persons in attempting to gain control of the company.

The affirmative votes of a majority of the outstanding shares of common stock are required for approval of the Certificate Amendment. For purposes of the vote on the proposed Charter Amendment, abstentions and broker non-votes will not be counted as votes for the proposal and will have the effect of votes against the proposal. If the proposed Certificate Amendment is approved by the stockholders, the Company intends to promptly effect the Certificate Amendment by filing an appropriate amendment to the Restated Certificate of Incorporation with the State of Delaware.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE
PROPOSED INCREASE IN THE AUTHORIZED SHARES OF COMMON STOCK OF THE
COMPANY AS SET FORTH IN THIS PROPOSAL 3.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The information in the following table sets forth the ownership of our common stock as of March 10, 2006 by (i) each person who, to our knowledge, beneficially owns more than 5% of the outstanding shares of our common stock; (ii) each named executive officer; (iii) each of our directors, and (iv) all of our directors and executive officers, as a group. As of March 10, 2006, there were                    shares of our common stock outstanding.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(1)	Percentage Ownership(1)
Wasatch Advisors, Inc.(2) 150 Social Hall Avenue Salt Lake City, UT 84111	2,696,650		%
Marty Albertson(3)	517,476		%
Erick Mason(4)	71,124	*
Bruce Ross(5)	58,976	*
Peter Starrett(6)	48,486	*
Robert Eastman(7)	41,342	*
George Mrkonic(8)	37,652	*
Larry Livingston(9)	10,029	*
Walter Rossi(10)	7,363	*
Kenneth Reiss(11)	5,863	*
Leland Smith(12)	5,511	*
Pat MacMillan(13)	100	*
Bob L. Martin	0	*
Paul Tarvin	0	*
All Executive Officers and Directors as a group (14 persons)(14)	778,807		%

*       Represents less than 1% of the issued and outstanding shares.

(1)   Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to restrictions, options and warrants which are currently exercisable, or will become exercisable within 60 days of March 10, 2006, are deemed outstanding for computing the percentage of the person or entity holding such securities but are not outstanding for computing the percentage of any other person or entity. Except as indicated by footnote, and subject to the community property laws where applicable, to our knowledge the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Unless otherwise indicated, the address for each person is care of our address at 5795 Lindero Canyon Road, Westlake Village, California 91362.

(2)   Based solely on a Schedule 13G filed on January 10, 2006 with the Securities and Exchange Commission.

(3)   Represents: (i) 27,475 shares of common stock held by a trust for the benefit of Mr. Albertson and his spouse for which Mr. Albertson and his spouse serve as co-trustees; and (ii) 490,001 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of March 10, 2006, granted to Mr. Albertson by us.

(4)   Represents: (i) 3,926 shares of common stock owned directly by Mr. Mason; and (ii) 67,198 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of March 10, 2006, granted to Mr. Mason by us.

(5)   Represents (i) 226 shares owned directly by Mr. Ross; and (ii) 58,750 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of March 10, 2006, granted to Mr. Ross by us.

(6)   Represents: (i) 10,000 shares owned directly by Mr. Starrett; (ii) 38,123 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of March 10, 2006, granted to Mr. Starrett by us; and (iii) 363 shares of restricted stock where the restriction will lapse within 60 days of March 10, 2006, granted to Mr. Starrett by us.

(7)   Represents: (i) 1,342 shares of common stock owned directly by Mr. Eastman; and (ii) 40,000 shares of common stock issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days of March 10, 2006, granted to Mr. Eastman by us.

(8)   Represents: (i) 10,000 shares of common stock owned directly by Mr. Mrkonic; (ii) 27,289 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of March 10, 2006, granted to Mr. Mrkonic by us; and (iii) 363 shares of restricted stock where the restriction will lapse within 60 days of March 10, 2006, granted to Mr. Mrkonic, by us.

(9)   Represents: (i) 9,666 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of March 10, 2006, granted to Mr. Livingston by us; and (ii) 363 shares of restricted stock where the restriction will lapse within 60 days of March 10, 2006, granted to Mr. Livingston by us.

(10) Represents: (i) 7,000 shares owned directly by Mr. Rossi; and (ii) 363 shares of restricted stock where the restriction will lapse within 60 days of March 10, 2006, granted to Mr. Rossi by us.

(11) Represents (i) 2,000 shares of common stock owned directly by Mr. Reiss; (ii) 3,500 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of March 10, 2006, granted to Mr. Reiss by us; and (iii) 363 shares of restricted stock where the restriction will lapse within 60 days of March 10, 2006, granted to Mr. Reiss by us.

(12) Represents: (i) 511 shares owned directly by Mr. Smith; and (ii) 5,000 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of March 10, 2006, granted to Mr. Smith by us.

(13) Represents 100 shares of common stock owned directly by Mr. MacMillan.

(14) The amount stated includes an aggregate of 741,152 shares of common stock which may be acquired upon the exercise of options either currently or within 60 days of March 10, 2006 and 1,815 shares of restricted stock where the restriction will lapse within 60 days of March 10, 2006.

CERTAIN INFORMATION WITH RESPECT TO EXECUTIVE OFFICERS

Set forth below is information regarding each of our executive officers as of March 10, 2006. Further information with regard to Mr. Albertson is presented under “Proposal No. 1: Election of Nominees to Board of Directors.”

Name	Age	Position
Marty Albertson	52	Chairman and Chief Executive Officer
Bruce Ross	57	Executive Vice President, Chief Financial Officer
Erick Mason	41	Executive Vice President, Chief Administrative Officer
Leland Smith	42	Executive Vice President of Corporate Development, General Counsel and Secretary
David Robson	39	Senior Vice President of Finance and Principal Accounting Officer
Robert Eastman	47	Chief Executive Officer, Musician’s Friend, Inc.
Kenny O’Brien	50	President, Music & Arts Center

The principal occupations and positions for at least the past five years of the executive officers named above, other than Mr. Albertson, are as follows:

Bruce Ross joined Guitar Center in July 1994 as Chief Financial Officer. In February 1998, Mr. Ross was promoted to Executive Vice President. Prior to joining Guitar Center, Mr. Ross was Chief Financial Officer of Fred Hayman Beverly Hills, Inc., a retailer of high end fashion clothing on Rodeo Drive in California and a wholesaler of men’s and women’s fragrances. From 1982 to 1990, Mr. Ross was employed by Hanimex Vivitar Corporation, a worldwide manufacturer and distributor of photographic products. Mr. Ross served in various capacities with Hanimex Vivitar in Australia, the United States and Europe. While working for Hanimex Vivitar in the United States, Mr. Ross was promoted to the position of Chief Financial Officer in 1986 and Chief Executive Officer for North America in 1988.

Erick Mason joined Guitar Center in 1996 as our corporate controller. In January 1999, Mr. Mason was promoted to Senior Vice President, Finance, and in May 2001, Mr. Mason became our Senior Vice President of Operations and Finance. In March 2003, Mr. Mason was promoted to Executive Vice President and Chief Administrative Officer. From 1986 to 1996, Mr. Mason was associated with KPMG LLP, most recently as senior manager. Mr. Mason is a certified public accountant.

Leland Smith joined Guitar Center in December 2003 as our Senior Vice President of Corporate Development and General Counsel. In January 2005, Mr. Smith was promoted to Executive Vice President of Corporate Development. In February 2005, Mr. Smith was appointed Secretary. From 1998 to 2002, Mr. Smith served as Senior Vice President, General Counsel and Secretary for Equity Marketing, Inc., a marketing services company. From 1994 to 1998, he was the Assistant General Counsel and Secretary for Mattel, Inc., a leader in the design, manufacture and marketing of toys. From 1989 to 1994, Mr. Smith was an associate in the corporate department of Riordan & McKinzie. He holds a bachelor’s degree from Amherst College and a juris doctor and a master’s in business administration from the University of Southern California.

David Robson joined Guitar Center in 2001 as corporate controller. In July 2003, Mr. Robson was promoted to Vice President, Finance. In July 2005, Mr. Robson was promoted to Senior Vice President, Finance. Mr. Robson is also our Principle Accounting Officer. From 1991 to 1999, Mr. Robson was associated with Deloitte & Touche LLP, most recently as a manager. From 1999 to 2001, Mr. Robson served as Director of Finance of Pacific Products. Mr. Robson is a graduate of the University of Southern California with a Bachelor of Science in Accounting. Mr. Robson is also a certified public accountant.

Robert Eastman has been the Chief Executive Officer of Musician’s Friend, Inc. since 1983 when he founded that company. In 1999, Musician’s Friend, Inc. completed a merger with Guitar Center and became a wholly owned subsidiary operated as a separate unit. Mr. Eastman served as a director of Guitar Center from 2001 to 2004.

Kenny O’Brien has been the President of Music & Arts Center since 1988. In 2005, Music & Arts Center was acquired by Guitar Center and merged into Guitar Center’s American Music Group division. The new company took on the name of Music & Arts Center, creating an 82 store retail music chain that spanned from coast to coast, employed 1,500 employees, worked with 330 affiliate dealers and serviced over 150,000 annual instrument rentals.

EXECUTIVE COMPENSATION

The following table provides for the periods shown summary information concerning compensation paid or accrued by us to or on behalf of our Chief Executive Officer and each of our four highest paid executive officers (collectively referred to as the “named executive officers”).

Summary Compensation Table

	Annual Compensation ($)					Long Term Compensation
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation ($)(1)		Restricted Stock Awards ($)(2)	Securities Underlying Options/SAR (#)(3)	All Other Compensation ($)(4)
Marty Albertson	2005	$696,875	$840,000	$64,880	(5)	$4,967,424	32,000	$6,150
Chairman and Chief	2004	625,000	1,300,000	—		—	80,000	6,000
Executive Officer	2003	589,583	1,050,000	85,238	(6)	—	80,000	6,000
Bruce Ross	2005	313,260	270,000	—		987,858	7,000	6,150
Executive Vice President	2004	296,875	228,750	—		—	40,000	6,000
and Chief Financial Officer	2003	282,500	145,000	—		—	15,000	6,000
Robert Eastman	2005	400,000	79,100	—		987,858	8,000	6,150
Chief Executive Officer,	2004	375,000	281,250	—		—	40,000	6,000
Musician’s Friend, Inc.	2003	375,000	281,250	—		—	30,000	6,000
Erick Mason	2005	308,120	167,750	—		987,858	7,000	6,150
Executive Vice President and	2004	273,962	152,500	—		—	30,000	6,000
Chief Administrative Officer	2003	233,750	125,000	—		—	15,000	6,000
Leland Smith(7)	2005	278,750	154,000	—		987,858	7,000	6,150
Executive Vice President of	2004	250,003	75,000	—		—	20,000	—
Corporate Development,	2003	10,417	—	—		—	—	—
General Counsel and
Secretary

(1)    Except where an amount is reported, excludes perquisites and other personal benefits, securities or property aggregating less than $50,000 or 10% of the total annual salary and bonus reported for each named executive officer.

(2)    On July 28, 2005, performance share awards were granted under the LTIP. The awards represent a commitment by the Company to issue following the performance period ending on December 31, 2007 from 0% to 200% of the target number of shares of the Company’s common stock covered by the award, contingent upon the achievement by the Company of specified objective performance goals during the performance period. The value of the earned awards is not calculable through the latest practicable date, as the performance period has not been completed. That calculation will be made, and the exact amount of stock to be received under the awards, if any, will be determined, following December 31, 2007. Amounts shown in the column represent the dollar value on the date of grant of the target number of performance shares granted in 2005. The dollar value of the awards is based on the closing price of the Company’s common stock on the Nasdaq National Market on July 28, 2005, the date of grant ($64.68 per share). The target number of performance shares granted were: Mr. Alberson, 76,800 shares; Mr. Ross, 15,273; Mr. Eastman, 15,273; Mr. Mason, 15,273; and Mr. Smith 15,273. Please see “Executive Compensation—Long Term Incentive Plan.”

(3)    Stock options were granted pursuant to the LTIP which provides the compensation committee the discretion to grant such options under the 2004 Plan. All options were granted on July 28, 2005 with an exercise price of $64.66 and a term of ten years. The options generally vest over four years in equal annual installments, except for options granted to Mr. Albertson, which will vest over three years consistent with his preexisting employment agreement. It is expected that in the future stock options granted under the LTIP will coincide with the Company’s regular annual option grants.

(4)    All other compensation consists of contributions made by us to our profit sharing plan on behalf of each named executive officer.

(5)    Represents imputed income of $33,826 related to a company car, $11,428 for Mr. Albertson’s portion of company paid health insurance premiums and $19,626  for personal use of the corporate aircraft. During 2005, the company owned and operated an airplane to facilitate business travel of senior executives in as safe a manner as possible and with the best use of their time. Pursuant to the terms of his employment agreement, Mr. Albertson is permitted to also use the airplane for personal reasons. During 2005, Mr. Albertson reimbursed the company for certain personal flights on the company’s airplane pursuant to the terms of a Time Sharing Agreement which requires Mr. Albertson to pay to the company the incremental costs of such use, as follows: expenses for fuel, oil, lubricants and other additives; crew travel expenses, including food, lodging and ground transportation; hangar and tie-down costs when the airplane is required to be away from the airplane’s base of operation; insurance obtained for the specific flight; landing fees, airport taxes, and similar assessments; customs, foreign permit, and similar fees directly related to the flight; in-flight food and beverage; passenger ground transportation; and flight planning and weather contract services for such flight. Since our airplane is used primarily for business travel, we do not charge Mr. Albertson for the fixed costs that do not change based on usage, such as pilots’ salaries, the purchase cost of the aircraft and the cost of maintenance not related to trips. During 2005, Mr. Albertson paid $16,229 to the company pursuant to the Time Sharing Agreement. For all other personal use of the company airplane, Mr. Albertson receives imputed income at the Standard Industry Fare Level (“SIFL’’), which is the value ascribed for such travel for federal income tax purposes. During 2005, Mr. Albertson received $13,276 in imputed income for personal use of the company airplane under the SIFL methodology. The difference between incremental cost as determined pursuant to the terms of the Time Sharing Agreement and the amount disclosed above ($19,626) totaled $6,350 in 2005. Under our policies, no incremental cost is recognized when Mr. Albertson is accompanied by a family member on a business trip.

(6)    Represents the value of perquisites provided to Mr. Albertson under the terms of an expense reimbursement policy of our compensation committee that was terminated effective July 1, 2003. For 2003, included $31,950 representing reimbursement to Mr. Albertson for personal use of private aircraft chartered from third parties.

(7)    Mr. Smith’s employment with the Company commenced on December 1, 2003.

During the periods indicated above, none of the named executive officers received any awards under any long-term incentive plan other than in 2005, and we do not have a pension plan.

Employment Agreements

On October 8, 2004, we entered into a Second Amended and Restated Employment Agreement with Marty Albertson. The employment agreement replaced Mr. Albertson’s employment agreement with us entered into in June 2001. Mr. Albertson’s employment agreement expires on December 31, 2009, unless extended by mutual agreement. Under the employment agreement, Mr. Albertson serves as our Chairman of the Board and Chief Executive Officer. Such titles became effective October 28, 2004 and December 15, 2004, respectively. Pursuant to the employment agreement, Mr. Albertson will serve as Chairman of the Board unless our Board determines in the future that the Chairman role should be separated from the role of Chief Executive Officer in order to respond to future statutory or stock exchange listing obligations or then-prevalent practice. The employment agreement provides him with an annual base salary of $650,000, an annual option grant to purchase 80,000 shares of our common stock, which options will vest in equal annual installments over three years, and an opportunity to earn an annual bonus. In addition, the contract also specifies that Mr. Albertson is entitled to participate in all insurance and benefit plans generally available to our executives and receive other specified perquisites, and that he may travel by private aircraft on company business. In addition, from the time of Mr. Albertson’s termination of employment status until he turns 65, he will be permitted to purchase, at the employee’s cost, coverage under our health plans. If we create a program under which insurance for expenses not covered by Medicare is offered on a group basis, Mr. Albertson will be permitted to purchase, at the employee’s cost, coverage under such a plan. In February 2005, Mr. Albertson’s annual base salary was increased to $700,000 retroactive to January 1, 2005. As of July 28, 2005, in connection with the adoption of the LTIP, we entered into an amendment to Mr. Albertson’s employment agreement which provides that for the fiscal years 2005, 2006 and 2007, our obligation to grant an equity incentive to Mr. Albertson will be satisfied in full by granting to him, upon the terms and subject to the conditions set forth in the LTIP an annual grant of options to purchase 32,000 shares of our common stock and 76,800 performance shares (subject to increase or decrease based on performance as provided in the LTIP). In February 2006, Mr. Albertson’s annual base salary was increased to $                  retroactive to January 1, 2006.

Under the terms of the employment agreement, if Mr. Albertson is terminated without cause or resigns with reasonable justification, he will be entitled to receive his base salary, target annual cash bonus and continuation of his benefits through the second anniversary of such a termination or resignation. If such resignation or termination occurs within two years of the consummation of a sale of our Company, as more fully described in the agreement, Mr. Albertson will be entitled to receive his base salary, annual cash bonus and continuation of his benefits through the third anniversary of such a termination or resignation. The agreement also provides that if Mr. Albertson is subject to excise tax pursuant to Section 4999 of the Internal Revenue Code as a result of any payments under the employment agreement, that we will pay him a “gross-up payment” equal to the sum of the excise tax and all federal, state and local income and employment taxes payable by him with respect to the gross-up payment. If Mr. Albertson is terminated without cause, resigns with reasonable justification, dies, becomes disabled or retires, all stock options held by him will immediately vest. Also upon Mr. Albertson’s retirement, starting with options granted in 2005, he will be permitted to exercise his non-qualified options for two years after his retirement. If Mr. Albertson’s employment is terminated by us for cause or if he resigns without reasonable justification, he will be entitled only to his accrued base salary through the date of termination. “Retirement” for purposes of Mr. Albertson’s employment agreement means his voluntary retirement from service as an employee on or after he attains the age of 55, provided that he is not in breach of his obligations under the employment agreement or any company policy at the time of his retirement.

Effective as of July 1, 2003, we entered into a three-year employment agreement with Bruce Ross. The employment agreement provides Mr. Ross with a base salary of $290,000 and an opportunity to earn an annual bonus. Mr. Ross is entitled to participate in all insurance and benefit plans generally available to executives of Guitar Center. Under the terms of Mr. Ross’s employment agreement, if he is terminated without cause or resigns with reasonable justification prior to July 1, 2005, he will be entitled to receive his base salary, an annual cash bonus equal to the last annual bonus received while employed (such bonus to be pro-rated for any partial year and excluding any portion that our Chief Executive Officer considers extraordinary and non-recurring), and continuation of his benefits through June 30, 2006. If Mr. Ross is terminated without cause or resigns with reasonable justification on or after July 1, 2005, then he will be entitled to receive his base salary, an annual cash bonus equal to the last annual bonus received while employed (such bonus to be pro-rated for any partial year and excluding any portion that our Chief Executive Officer considers extraordinary and non-recurring), and continuation of his benefits for a period of one year after such termination or resignation. If he is terminated for any reason other than cause or resigns without reasonable justification he will be entitled to receive only his base salary as accrued through the date of such termination or resignation. In the event of his death, disability, termination without cause, resignation with reasonable justification, or the sale of our company, all of his stock options will immediately vest pursuant to the terms of the agreements by which such options were issued. If we consummate a sale of our company during the term of his employment, he may resign within 90 days of such event by notifying us in writing. The amount of such bonus will be determined by the Board or its designee(s), in their sole discretion. In July 2004, Mr. Ross’s annual base salary was increased to $305,000. In July 2005, Mr. Ross’s annual base salary was increased to $320,000.

Effective as of January 1, 2006, our subsidiary Musician’s Friend, Inc. entered into a three-year employment agreement with Robert Eastman which expires on December 31, 2008, unless renewed by mutual agreement of Mr. Eastman and Musician’s Friend, Inc. This employment agreement provides Mr. Eastman with a base salary of at least $412,500 annually, and an opportunity to earn an annual bonus.

Under this agreement, Mr. Eastman is entitled to participate in all insurance and benefit plans generally available to executives of Musician’s Friend, Inc. In the event Mr. Eastman is terminated by the Company without cause, or Mr. Eastman terminates his employment with reasonable justification (in each case as defined in the agreement), on or before December 31, 2006, Mr. Eastman will be entitled to receive as severance base salary for twenty four months and one annual cash bonus equal to the last annual bonus he received prior to termination (excluding any portion thereof that the compensation committee considered extraordinary and non-recurring). If Mr. Eastman’s employment is terminated under those conditions after December 31, 2006, he will be entitled to receive as severance base salary for the greater of twelve months or the period beginning on the date of termination and ending on December 31, 2008 and one annual cash bonus equal to the last annual bonus he received prior to termination (excluding any portion thereof that the compensation committee considered extraordinary and non-recurring). In any such event, all stock options or shares of restricted stock issued to Mr. Eastman after June 1, 2003 will fully vest. The agreement also provides for the continuation of certain rights to participate in Company healthcare plans. If Mr. Eastman’s employment with Musician’s Friend, Inc. is terminated for any other reason, he will be entitled to receive only his accrued base salary through the date of termination. Mr. Eastman’s employment agreement provides that if Musician’s Friend, Inc. engages a full-time replacement Chief Executive Officer during the term of the agreement, the Company may elect to change Mr. Eastman’s role to be solely the Chairman of the Board of Musician’s Friend, Inc. for the remainder of the term of the agreement at a rate of compensation to be determined at the time of the role conversion.

Effective as of April 15, 2005, our subsidiary Music & Arts Center, Inc. entered into a five-year employment agreement with Kenny O’Brien which expires on May 1, 2010, unless renewed by mutual agreement of Mr. O’Brien and Music & Arts Center, Inc. This employment agreement provides Mr. O’Brien with a base salary of at least $350,000 annually, an opportunity to earn an annual bonus and a grant of options to purchase 35,000 shares of common stock. Under this agreement, Mr. O’Brien is entitled to participate in all insurance and benefit plans generally available to executives of the Company. Under the terms of Mr. O’Brien’s agreement, if he is terminated without cause or resigns with reasonable justification prior to the second anniversary of the agreement, he will be entitled to receive his base salary for twenty-four months, an annual bonus equal to his last annual bonus and the continuation of his medical benefits for eighteen months. If he is terminated without cause or resigns with reasonable justification after the second anniversary of the agreement, he will be entitled to receive his base salary for twelve months, an annual bonus equal to his last annual bonus and the continuation of his medical benefits for the lesser of eighteen months or the remaining term of the agreement. If Mr. O’Brien’s employment with Music & Arts Center, Inc. is terminated for any other reason, he will be entitled to receive only his accrued base salary through the date of termination. On July 28, 2005, Mr. O’Brien agreed that the grant of 15,273 performance shares under the LTIP and options to purchase 7,000 shares of common stock satisfied the Company’s obligation to grant Mr. O’Brien options to purchase 35,000 shares of common stock as required by his employment agreement.

Effective April 29, 2004, the Company’s Board of Directors adopted a form of Executive Severance Agreement which covers certain officers of the Company and its subsidiaries, including Messrs. Mason and Smith and eight other current executives. Under this agreement, in the event the executive is terminated without cause or resigns with reasonable justification, the executive is entitled to receive one year of base salary, an annual cash bonus equal to the bonus received in the year of termination, if any, and one year of continuation of medical benefits. If the executive is terminated for any other reason, the executive will be entitled only to their accrued base salary through the date of termination.

Option Grants in 2005

In 2005, we granted options to purchase 53,500 shares of common stock under our 1997 Plan, and 508,191 shares of common stock under our 2004 Plan for a total of 561,691 shares. We also granted options to acquire 61,000 of those shares to our named executive officers. As of March 10, 2006, options to purchase 1,755,439 shares of our common stock have been granted, and 17,074 shares remain available for grant, under our 1997 Plan. As of March 10, 2006, options to purchase 967,888 shares of our common stock have been granted, and 1,061,695 shares remain available for grant, under our 2004 Plan. In general, options granted under the 1997 Plan and the 2004 Plan vest over three to four years and expire on the tenth anniversary of the date of grant.

Please see “Proposal No. 2 Approval of the Amendment to the 2004 Guitar Center, Inc. Incentive Stock Award Plan,” above, for a description of an amendment to increase the number of shares authorized for issuance under the 2004 Plan for which approval is sought at the annual meeting.

The following table shows certain information regarding options granted to our named executive officers during the fiscal year ended December 31, 2005.

	Number of				Potential Realizable Value
	Securities	% of Total			At Assumed Annual Rates of
	Underlying	Options Granted	Exercise		Stock Price Appreciation
	Options	to Employees in	Price		for Option Term(2)
Name	Granted(#)(1)	the Fiscal Year	($/Sh)	Expiration Date	5% ($)	10% ($)
Marty Albertson	32,000	5.8%	$64.66	July 28, 2015	$1,301,258	$3,297,644
Bruce Ross	7,000	1.3%	64.66	July 28, 2015	284,650	721,359
Robert Eastman	8,000	1.5%	64.66	July 28, 2015	325,314	824,411
Erick Mason	7,000	1.3%	64.66	July 28, 2015	284,650	721,359
Leland Smith	7,000	1.3%	64.66	July 28, 2015	284,650	721,359

(1)    Mr. Albertson’s options vest in equal installments over three years.  All other options vest in equal installments over four years.

(2)    Reflects the value of the stock option on the date of grant assuming (i) for the 5% column, a five-percent annual rate of appreciation in our common stock over the ten-year term of the option, and (ii) for the 10% column, a ten-percent annual rate of appreciation in our common stock over the ten-year term of the option. The 5% and 10% assumed rates of appreciation are based on the rules of the Securities and Exchange Commission and do not represent our estimate or projection of the future price of our common stock. The amounts in this table may not be achieved.

Employee Stock Purchase Plan

In April 2001, we adopted our Employee Stock Purchase Plan, which we refer to as the “ESPP Plan.” The ESPP Plan is a tax-qualified employee stock purchase plan which authorizes 500,000 shares of our common stock for issuance under the plan. Under the ESPP Plan, participants are permitted to purchase our common stock at a price which is eighty-five percent of the stock’s fair market value on either the first or last day of the offering period, whichever price is lower. The shares are issued automatically on the last business day of the offering period. The participants fund the purchase of the shares through payroll deductions. Substantially all of our full time employees are eligible to participate in this plan. As of December 31, 2005, an aggregate of 221,913 shares had been purchased under the ESPP Plan.

Performance Bonus Plan

In March 2003, our Board of Directors adopted the Performance Bonus Plan, a performance-based incentive plan under which our Chief Executive Officer is eligible to receive a bonus payment. The Performance Bonus Plan is intended to provide an incentive for superior work and to motivate covered executives toward even higher achievement and business results, to tie their goals and interests to those of our company and its stockholders and to enable our company to attract and retain highly qualified senior executives. Bonuses approved by our compensation committee and payable by us to our covered executives under the Performance Bonus Plan are fully deductible for federal income tax purposes. The Performance Bonus Plan was approved by our stockholders in April 2003. For 2005, Mr. Albertson received a bonus payment of $770,000 under the terms of the Performance Bonus Plan.

Aggregate Option Exercises in 2005; 2005 Year-End Option Values

The following table sets forth, on an aggregated basis, information regarding securities underlying unexercised options during the fiscal year ended December 31, 2005 by our named executive officers:

			Option Values at December 31, 2005
			Number of		Value of
			Securities Underlying		Unexercised
			Unexercised		In-The-Money
			Options at		Options at
	Shares Acquired	Value Realized	Fiscal Year-End(#)(2)		Fiscal Year-End($)(3)
Name	at Exercise(#)	($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Marty Albertson	0	$0	490,001	111,999	$15,833,951	$1,113,849
Bruce Ross	10,000	441,950	58,750	48,250	1,675,919	587,606
Robert Eastman	56,298	2,437,933	40,000	55,500	934,000	709,138
Erick Mason	10,000	475,112	67,198	38,875	1,884,888	450,441
Leland Smith	0	0	5,000	22,000	50,150	150,450

(1)          Fair market value of our common stock on date of exercise minus the exercise price.

(2)          The securities underlying the options are shares of common stock.

(3)          The fair market value of our common stock on December 31, 2005 was $50.01. The values in this table represent the fair market value of our common stock minus the exercise price of the option.

Equity Compensation Plan Information

The following table sets forth the number and weighted-average exercise price of securities to be issued upon exercise of outstanding options, warrants and rights, and the number of securities remaining available for future issuance under equity compensation plans, at December 31, 2005:

	Number of Securities to be Issued	Weighted-average Exercise Price	Number of Securities Remaining Available for Future Issuance Under Equity Compensation
	Upon Exercise of Outstanding	of Outstanding Options,	Plans (Excluding Securities
Plan Category	Options, Warrants and Rights	Warrants and Rights	Reflected in Column (a))
	(a)	(b)	(c)
Equity Compensation Plans Approved by Security Holders	2,802,494 (1)	$31.94	1,070,221 (2)
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	2,802,494	$31.94	1,070,221

(1)   Includes (i) 991,365 shares of common stock issuable upon the exercise of options granted under the 2004 Plan, of which 107,816 shares were exercisable as of December 31, 2005, (ii) 1,794,601 shares of common stock issuable upon the exercise of options granted under the 1997 Plan, of which 1,378,223 shares were exercisable as of December 31, 2005, and (iii) 16,528 shares of common stock issuable upon the exercise of options granted under the 1996 Plan, all of which were exercisable as of December 31, 2005.

(2)   Includes (i) 14,526 shares of common stock available for issuance under the 1997 Plan, (ii) 1,055,695 shares of common stock available under the 2004 Plan; and (iii) 278,087 shares of common stock available for issuance under our Employee Stock Purchase Plan.

Long Term Incentive Plan

On July 28, 2005, our Board of Directors approved the LTIP, effective July 1, 2005. The LTIP was approved based on the recommendation of our compensation committee, which supervised the design of the plan with the assistance of an independent compensation consultant. Historically, we have provided equity-based incentives to our senior management solely in the form of stock options issued under stockholder approved plans. The purpose of the LTIP is to provide equity incentives to senior management that include not only stock options or similar grants, but also a performance share program that measures performance on a multi-year basis.

The LTIP will be administered by the compensation committee of the Board or any other committee designated by the Board consisting of at least two members of the Board who qualify as outside directors under Section 162(m) of the Internal Revenue Code. Any officer or other employee of the Company or any subsidiary of the Company hired prior to the end of the Performance Period (as defined below) is eligible to participate in the LTIP. The performance period under the LTIP began on July 1, 2005 and ends on December 31, 2007 (the “Performance Period”). The LTIP is designed to qualify under Section 162(m) of the Internal Revenue Code as a performance-based compensation plan. Under Section 162(m), compensation in excess of $1,000,000 paid to any of the chief executive officer and the four most highly compensated executive officers other than the chief executive officer, individually in any year, is not tax deductible by the Company unless such compensation is considered to be performance-based. Any employee of the Company or any subsidiary is eligible to participate in the LTIP, although it is currently expected that the participants will consist of executives at the level of executive vice president or above, initially 13 persons.

Awards under the LTIP will be made under the 2004 Plan or any successor plan. Under the LTIP, the compensation committee, in its sole discretion, will determine the number of stock options to grant to each participant. It is expected that each participant will receive an annual grant of stock options under the 2004 Plan. All such options will be for a term of ten years and will generally vest over four years in equal annual installments, except for options granted to Mr. Albertson, our CEO, which will vest over three years consistent with his preexisting employment agreement. The exercise price will be the fair market value of the underlying common stock on the date of grant. The compensation committee will retain the authority in its sole discretion to make subsequent grants in any form of award permissible under the 2004 Plan. At the time of the initial adoption of the LTIP, we granted options to acquire an aggregate of 109,000 shares of common stock to participants, including the following grants to named executive officers: 32,000 to Mr. Albertson; 7,000 to Mr. Ross; 8,000 to Mr. Eastman; 7,000 to Mr. Mason; and 7,000 to Mr. Smith.

Also under the LTIP, the Committee may grant eligible employees performance awards in the form of Company common stock (the “Performance Shares”). Whether or not these Performance Shares are earned by the participants will be determined based upon whether or not the Company achieves specified objective performance goals during the ten quarter Performance Period (“Performance Goals”). The Performance Goals under the LTIP are based on the attainment of a specified level of cumulative diluted earnings per share during the Performance Period, subject to adjustment for items deemed to represent extraordinary or similar non-recurring items, such as extraordinary items under GAAP, debt repayment fees, future changes in income tax rates, changes in accounting principles, gains or losses on the disposition of real property, life insurance proceeds, costs related to the LTIP and goodwill impairment. The target number of Performance Shares potentially issuable under the LTIP is expected to be 260,076, with the actual number of shares ultimately issuable to be between zero and twice such amount, depending on actual performance. The target number of Performance Shares potentially issuable to named executive officers is: 76,800 to Mr. Albertson; 15,273 to Mr. Ross; 15,273 to Mr. Eastman; 15,273 to Mr. Mason; and 15,273 to Mr. Smith (subject in each case to adjustment based on actual performance as described above). The compensation committee also has the discretion to make cash payments in lieu of Performance Shares. Individuals who become LTIP participants after initial adoption may receive a prorated award.

Performance Shares are subject to pro ration formulas in the event a participant is terminated other than for cause, resigns for good reason, dies or becomes disabled during the Performance Period. In addition, immediately prior to a change in control during the Performance Period, a participant will be issued that number of Performance Shares equal to the greater of (a) fifty percent of such participant’s Target Performance Share Amount (as defined in the LTIP) or (b) that number of Performance Shares to which such participant shall be entitled based on the Committee’s written certification of attainment of Performance Goals measured by the Committee as of the most recently completed fiscal year preceding the execution of the definitive agreement giving rise to such change in control.

The summary of the LTIP provided above is qualified in its entirety by reference to the full text of the LTIP, a copy of which is attached as Exhibit 10.2 to a Form 8-K dated July 28, 2005 and is incorporated into this proxy statement by reference. In addition, the full text of the 2004 Plan has previously been filed with the Securities and Exchange Commission as Annex A to the Definitive 2004 Proxy Statement and Annex A to the Definitive 2005 Proxy Statement. Copies of the LTIP can also be obtained by making written request to our Secretary.

Additional Information on Employment Agreements and Compensation Plans

The summaries of the employment agreements and compensation plans provided above are qualified by reference to the full text of the specific agreement or plan, each of which has been filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2005 and is incorporated into this proxy statement by reference. Copies may also be obtained by making written request to our Secretary.

Compensation Committee Interlocks and Insider Participation

The compensation committee administers our executive compensation programs and policies. During 2005, Messrs. Livingston, Martin, Rossi and Starrett each a non-employee director, served on the compensation committee. None of Messrs. Livingston, Martin, Rossi and Starrett served as an officer or employee of the Company during 2005, ever served as an officer of the Company or were engaged in 2005 in any transaction required to be disclosed in this proxy statement under the heading “Certain Relationships and Related Transactions.”

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During 2005, we made payments in the aggregate of $348,928 to MACBEN, LLC, a Maryland limited partnership (“MACBEN”), according to the terms of a lease dated April 24, 1997 pursuant to which Music & Arts Center leases its headquarters building located in Frederick, Maryland from MACBEN. Kenny O’Brien, the President of Music & Arts Center, owns a 30% interest in MACBEN.

COMPENSATION COMMITTEE REPORT

The compensation committee administers our executive compensation programs and policies. During 2005, Messrs. Livingston, Martin, Starrett and Rossi, each a non-employee director, served on the compensation committee. The compensation committee currently consists of Messrs. Livingston, Martin and Starrett, with Mr. Starrett serving as the chairman of the committee. Our executive compensation programs are designed to attract, motivate and retain the executive talent needed to optimize stockholder value in a competitive environment. The programs are intended to support the goal of increasing stockholder value while facilitating our business strategies and long-range plans.

The following is the compensation committee’s report submitted to the Board of Directors addressing the compensation of our executive officers for fiscal 2005.

Compensation Policy and Philosophy

Our executive compensation policy is:

•       designed to establish an appropriate relationship between executive pay and our annual performance, our long term growth objectives and our ability to attract and retain qualified executive officers; and

•       based on the belief that the interests of the executives should be closely aligned with our stockholders.

The compensation committee attempts to achieve these goals by integrating competitive annual base salaries with:

•       annual incentive bonuses based on corporate performance and on the achievement of specified financial and non-financial performance objectives set forth in our plan for the respective fiscal year; and

•       equity awards through our stockholder-approved plans, historically consisting of stock options.

In support of this philosophy, a meaningful portion of each executive’s compensation is placed at-risk and linked to the accomplishment of specific results that are expected to lead to the creation of value for our stockholders from both the short-term and long-term perspectives. The compensation committee believes that cash compensation in the form of salary and incentive bonuses provides our executives with short-term rewards for success in operations, and that long-term compensation through the award of stock options, Performance Shares under the LTIP or other equity awards encourages growth in management stock ownership which leads to expansion of management’s stake in our long-term performance and success. The compensation committee considers all elements of compensation and the compensation policy when determining individual components of pay.

The Board of Directors believes that leadership and motivation of our employees are critical to achieving the objective of maintaining our leadership position in musical products retailing in the United States. The compensation committee is responsible to the Board of Directors for ensuring that our executive officers are highly qualified and that they are compensated in a way that furthers our business strategies and which aligns their interests with those of our stockholders. To support this philosophy, the following principles provide a framework for executive compensation:

•       offer compensation opportunities that attract the best talent;

•       motivate individuals to perform at their highest levels;

•       reward outstanding achievement;

•       retain those with leadership abilities and skills necessary for building long-term shareholder value;

•       maintain a significant portion of executives’ total compensation at risk, tied to both our annual and long-term financial performance and the creation of incremental shareholder value; and

•       encourage executives to manage from the perspective of owners with an equity stake in Guitar Center.

Executive Compensation Components

As discussed below, presently our executive compensation package is primarily comprised of three components: base salary, annual incentive bonuses and long term incentive compensation.

Base Salary.   In 2005, Mr. Albertson’s base salary was determined pursuant to the terms of his employment agreement effective October 2004; Mr. Ross’s base salary was determined pursuant to the terms of an employment agreement effective July 2003; and Mr. Eastman’s base salary was determined pursuant to the terms of an employment agreement effective in 1999 and amended in 2003.

Annual Incentive Bonuses.   For fiscal 2005, the annual incentive bonus for our Chief Executive Officer was determined pursuant to the terms of the Performance Bonus Plan, resulting in an annual incentive bonus to Mr. Albertson of $770,000 and a supplemental award of $70,000 made at the discretion of the compensation committee. Annual incentive bonuses for the other named executive officers were based upon the achievement or over-achievement of targeted net income objectives for fiscal 2005. Target awards for each executive officer were established in relation to base salary under the terms of their respective employment contracts or pursuant to our compensation policies. Please see “Summary Compensation Table.”

Long-Term Incentive Compensation.   In 2005, long term incentive compensation consisted of grants of options and Performance Shares under the LTIP. At the time of the initial adoption of the LTIP, we made the following option grants to named executive officers: 32,000 to Mr. Albertson; 7,000 to Mr. Ross; 8,000 to Mr. Eastman; 7,000 to Mr. Mason; and 7,000 to Mr. Smith. The target number of Performance Shares potentially issuable to named executive officers is: 76,800 to Mr. Albertson; 15,273 to Mr. Ross; 15,273 to Mr. Eastman; 15,273 to Mr. Mason; and 15,273 to Mr. Smith (subject in each case to adjustment based on actual performance as described above). Please see “Executive Compensation—Long Term Incentive Plan.”

Compensation of Our Chief Executive Officer

The compensation committee believes that Marty Albertson, our Chief Executive Officer, provided valuable services in 2005 and that his compensation should therefore be competitive with that paid to executives at comparable companies. In addition, the compensation committee believes that an important portion of his compensation should be based on our performance. Effective October 2004, we entered into a new long-term contract with Mr. Albertson, the terms of which were negotiated on our behalf by the compensation committee based to a substantial extent on the advice of an independent compensation consultant. Please see “Executive Compensation—Employment Agreements.”

Mr. Albertson’s annual base salary for fiscal 2005 was $696,875. Mr. Albertson’s base salary for the year was determined by his employment agreement dated October 8, 2004. In February 2006, Mr. Albertson’s annual base salary was increased to $               retroactive to January 1, 2006. Please see “Executive Compensation—Employment Agreements.” For 2005, Mr. Albertson received an annual incentive bonus based on the terms of the Performance Bonus Plan of $770,000 and a supplemental award of $70,000 made at the discretion of the compensation committee. The supplemental award was for the purpose of compensating Mr. Albertson based on the same financial criteria used to calculate bonuses for other senior executives during 2005.

As of July 28, 2005, in connection with the adoption of the LTIP, we entered into an amendment to Mr. Albertson’s employment agreement which provides that for the fiscal years 2005, 2006 and 2007, our obligation to grant an equity incentive to Mr. Albertson will be satisfied in full by granting to him, upon the terms and subject to the conditions set forth in the LTIP, an annual grant of options to purchase 32,000 shares of our common stock and 76,800 Performance Shares (subject to increase or decrease based on performance as provided in the LTIP).

Internal Revenue Code Section 162(m)

Under Section 162(m) of the Internal Revenue Code, the amount of compensation paid to certain executives that is deductible with respect to our corporate taxes is limited to $1,000,000 annually, except for specified performance-based compensation. It is the current policy of the compensation committee to maximize, to the extent reasonably possible, our ability to obtain a corporate tax deduction for compensation paid to our executive officers to the extent consistent with the best interests of Guitar Center and our stockholders.

COMPENSATION COMMITTEE
Larry Livingston
Bob L. Martin
Peter Starrett, Chairman

The compensation committee report on executive compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under these acts.

AUDIT COMMITTEE REPORT

During 2005, Messrs. Jones, Mrkonic, Reiss and Rossi served on the audit committee. The audit committee currently consists of Messrs. Tarvin, Reiss and Rossi, with Mr. Reiss serving as the chairman of the committee and the audit committee financial expert. Our audit committee is composed of “independent” directors, each of whom is financially literate as required by Nasdaq listing standards, and operates under a written charter adopted by the Board of Directors, a copy of which is attached as Exhibit A hereto.  Stockholders should understand that the foregoing designations related to the members of the audit committee do not impose upon such members any duties, obligations or liabilities greater than those generally imposed on a member of the audit committee or the Board of Directors.

Management is responsible for the company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the company’s consolidated financial statements in accordance with generally accepted accounting principles and to issue a report thereon and as to management’s assessment of the effectiveness of internal controls over financial reporting. The audit committee’s responsibility is to monitor and oversee these processes, although the members of the audit committee are not engaged in the practice of auditing or accounting.

The following is the audit committee’s report submitted to the Board of Directors for the fiscal year ended December 31, 2005.

The audit committee has:

•  reviewed and discussed the company’s audited financial statements with management and KPMG LLP, the company’s independent accountants;

•  discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented; and

•  received from KPMG LLP the written disclosures and the letter regarding their independence as required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and discussed the auditors’ independence with them.

Based on the review and discussions referred to above, the audit committee recommended to the Board of Directors that the audited financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE
Kenneth Reiss, Chairman
Walter Rossi
Paul Tarvin

The audit committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under these acts.

STOCK PERFORMANCE GRAPH

The following graph compares our cumulative total stockholder return on the common stock (no dividends have been paid thereon) with the cumulative total return of (1) the S&P 500 Index and (2) the S&P Retail (Specialty) Index, from December 31, 2000 through December 31, 2005. The comparison assumes an investment of $100 on December 31, 2000 in our common stock and in each of the foregoing indices.

The historical stock market performance of the common stock shown below is not necessarily indicative of future stock performance.

The stock performance graph above shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under these acts.

PROPOSAL NO. 4
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has selected KPMG LLP as Guitar Center’s independent auditors for the year ending December 31, 2006. KPMG LLP served in the same role for the year ended December 31, 2005. A representative of KPMG LLP will be present at the meeting, will have an opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions.

Audit Fees.   The aggregate fees billed for professional services rendered for the audit of our financial statements for the fiscal years ending December 31, 2005 and December 31, 2004, and the reviews of the financial statements included in our Forms 10-Q, or services normally provided by the accountant in connection with statutory and regulatory filings or engagements, for those fiscal years were $1,018,500 and $876,090, respectively.

Audit-Related Fees.   The aggregate fees billed in each of the years ended December 31, 2005 and December 31, 2004 for assurance and related services rendered by the principal accountant that are reasonably related to the performance of the audit or review of the registrant’s financial statements and are not included in the above paragraph were $11,000 and $13,200 respectively. 2005 and 2004 audit related fees consisted of the review of audit work papers related to potential acquisitions.

Tax Fees.   The aggregate fees billed in each of the years ended December 31, 2005 and December 31, 2004 for professional services rendered by the principal accountant for tax compliance, tax advice, and tax planning were $396,626 and $277,258 respectively. 2005 and 2004 tax fees consisted of fees for tax compliance services, state tax consulting and unclaimed property tax consulting.

All Other Fees.   No other fees were billed for services in each of the years ended December 31, 2005 and December 31, 2004 for professional services rendered by the principal accountant other than as described above.

All audit related services, tax services and other services were pre-approved by our audit committee, which concluded that the provision of such services by KPMG LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The audit committee’s pre-approval policy provides for the pre-approval of audit, audit-related and tax services specifically described by the committee on an annual basis, and unless a type of service is pre-approved under the policy, it will require separate pre-approval by the committee if it is to be provided by the independent auditor. The policy authorizes the committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

The ratification of the selection of our independent auditor requires the affirmative vote of a majority of the votes represented by the common stock present in person or by proxy and entitled to vote on this proposal at the annual meeting. Abstentions will have the same effect as votes against the proposal and broker non-votes will not be counted as shares entitled to vote on the matter and will have no effect on the result of the vote.

Unless instructed to the contrary, all shares represented by the proxies solicited hereby will be voted FOR ratification of KMPG LLP as our independent auditors for the year ending December 31, 2006.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
THE RATIFICATION OF THE SELECTION OF KPMG LLP AS GUITAR CENTER’S
INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2006 AS SET FORTH IN
THIS PROPOSAL NO. 4.

OTHER INFORMATION

Other Matters at the Meeting

We do not know of any matters to be presented at the annual meeting other than those mentioned in this proxy statement. If any other matters are properly brought before the annual meeting, it is intended that the proxies will be voted in accordance with the best judgment of the designated proxyholders.

Annual Report on Form 10-K; Available Information

Each stockholder receiving this proxy statement is being provided with a copy of our Annual Report to Stockholders. We have also filed with the Securities and Exchange Commission an Annual Report on Form 10-K. We will provide without charge a copy of our Form 10-K (without exhibits) upon written request to our Secretary. Copies of exhibits to our Form 10-K are available from us upon reimbursement of our reasonable costs in providing these documents and written request to our Secretary. Please address requests for these documents to: Secretary, Guitar Center, Inc., 5795 Lindero Canyon Road, Westlake Village, California 91362. Our filings with the Securities and Exchange Commission may be inspected at the offices of the Securities and Exchange Commission located in Washington, D.C. Documents filed electronically with the Securities and Exchange Commission may also be accessed through the website maintained by it at www.sec.gov.

Householding

The Securities and Exchange Commission has approved a rule concerning the delivery of annual reports and proxy statements. It permits a single set of these reports to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. In accordance with a notice sent to certain stockholders who share a single address, only one annual report and proxy statement will be sent to that address unless any stockholder at that address requested that multiple sets of documents be sent. However, we will deliver promptly a separate copy of our annual report or this proxy statement to any stockholder at a shared address to which a single set of such documents was delivered upon written or oral notice to our Secretary at the address and phone number of our executive offices as provided on page one of this proxy statement. In addition, if any stockholder who agreed to householding wishes to receive a separate annual report or proxy statement in the future, he or she may telephone toll-free 1-800-542-1061 or write to ADP, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Stockholders sharing an address who wish to receive a single set of reports may do so by contacting their banks or brokers, if they are beneficial holders, or by contacting ADP at the address set forth above, if they are record holders.

Stockholder Proposals for 2007 Annual Meeting

Any stockholder who meets the requirements of the proxy rules under the Exchange Act may submit to the Board of Directors proposals to be considered for submission to the stockholders at the annual meeting in 2007. Your proposal must comply with the requirements of Rule 14a-8 under the Exchange Act and be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to our Secretary at Guitar Center, Inc., 5795 Lindero Canyon Road, Westlake Village, California 91362 and must be received no later than November 28, 2006. Your notice must include:

•       your name and address and the text of the proposal to be introduced;

•       the number of shares of stock you hold of record, beneficially own and represent by proxy as of the date of your notice; and

•       a representation that you intend to appear in person or by proxy at the meeting to introduce the proposal specified in your notice.

Our Amended and Restated Bylaws also provide for separate advance notice procedures which must be complied with to recommend a person for nomination as a director or to propose business to be considered by stockholders at a meeting. The chairman of the meeting may refuse to acknowledge the introduction of your proposal if it is not made in compliance with the foregoing procedures or the applicable provisions of our Amended and Restated Bylaws.

By Order of the Board of Directors

Leland P. Smith
Executive Vice President of Corporate Development,
General Counsel and Secretary
Westlake Village, California
March 28, 2006

EXHIBIT A

GUITAR CENTER, INC.

AUDIT COMMITTEE CHARTER

This Audit Committee Charter was adopted by the Board of Directors (the “Board”) of Guitar Center, Inc. (the “Company”) on November 11, 2005, and supersedes all prior delegation of authority to the Audit Committee.

I.      Purpose

The purpose of the Audit Committee (the “Committee”) is to assist the Board with its oversight responsibilities regarding: (i) the accounting and financial reporting process of the Company and the audits of the financial statements of the Company; (ii) the integrity of the Company’s financial statements; (iii) the Company’s compliance with legal and regulatory requirements; (iv) the independent auditor’s qualifications and independence; and (v) the performance of the Company’s internal audit function and independent auditor. The Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time or required by law and in all instances subject to the applicable provisions of the Delaware General Corporation Law (including, without limitation, Section 141 thereof). The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee’s sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.

Notwithstanding the foregoing, the Committee’s responsibilities are limited to oversight. Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements as well as the Company’s financial reporting process, accounting policies, internal audit function, internal accounting controls and disclosure controls and procedures. The independent auditor is responsible for performing an audit of the Company’s annual financial statements, expressing an opinion as to the conformity of such annual financial statements with generally accepted accounting principles and reviewing the Company’s quarterly financial statements. It is not the responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosure are complete and accurate and in accordance with generally accepted accounting principles and applicable laws, rules and regulations. Each member of the Committee shall be entitled to rely on the integrity of those persons within the Company and of the professionals and experts (including the Company’s internal auditor (or others responsible for the internal audit function, including contracted non-employee or audit or accounting firms engaged to provide internal audit services) (the “internal auditor”) and the Company’s independent auditor) from which the Committee receives information and, absent actual knowledge to the contrary, the accuracy of the financial and other information provided to the Committee by such persons, professionals or experts.

Further, auditing literature, particularly Statement of Accounting Standards No. 71, defines the term “review” to include a particular set of required procedures to be undertaken by independent auditors. The members of the Committee are not independent auditors, and the term “review” as used in this Charter is not intended to have that meaning and should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of financial statements.

II.     Membership

The Committee shall consist of at least three members of the Board; provided, that if at any time there is a vacancy on the Committee and the remaining members meet all membership requirements, then the Committee may consist of two members until the earlier of the Company’s next annual stockholders meeting or one year from the occurrence of the vacancy. Each Committee member must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. Members of the Committee are not required to be engaged in the accounting and auditing profession and, consequently, some members may not be expert in financial matters, or in matters involving auditing or accounting. However, at least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. In addition, either at least one member of the Committee shall be an “audit committee financial expert” within the definition adopted by the Securities and Exchange Commission (the “SEC”) or the Company shall disclose in its periodic reports required pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) the reasons why at least one member of the Committee is not an “audit committee financial expert.” Each Committee member shall satisfy the independence requirements of the Nasdaq Stock Market and Rule 10A-3(b)(1) under the Exchange Act; provided that if a member of the Committee ceases to be independent for reasons outside the member’s reasonable control, then the member may at the discretion of the Board remain on the Committee until the earlier of the Company’s next annual stockholders meeting or one year from the occurrence of the event that caused the member to cease to be independent.

The members of the Committee, including the Chair of the Committee, shall be appointed by the Board. Committee members may be removed from the Committee, with or without cause, by the Board.

III.   Meetings and Procedures

1.     The Chair, or in his or her absence, a member designated by the Chair, shall preside at each meeting of the Committee and set the agendas for Committee meetings. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company’s bylaws that are applicable to the Committee.

2.     The Committee shall meet at least once during each fiscal quarter and more frequently as the Committee deems desirable. The Committee shall also on a periodic basis meet separately with management, with the internal auditor and with the independent auditor.

3.     The Committee shall maintain written minutes of its proceedings which shall be submitted to the Board and retained by the Secretary for inclusion in the Company’s records.

4.     All non-management directors that are not members of the Committee may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. The Committee may, at its discretion, include in its meetings members of the Company’s management, representatives of the independent auditor, the internal auditor, any other financial personnel employed or retained by the Company or any other persons whose presence the Committee believes to be necessary or appropriate. Notwithstanding the foregoing, the Committee may also exclude from its meetings any persons it deems appropriate, including, but not limited to, any non-management director that is not a member of the Committee.

5.     The Committee may retain any independent counsel, experts or advisors (accounting, financial or otherwise) that the Committee believes to be necessary or appropriate. The Committee may also utilize the services of the Company’s regular legal counsel or other advisors to the Company. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services, for payment of compensation to any advisors employed by the Committee and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

6.     The Committee may conduct or authorize investigations into any matters within the scope of the powers and responsibilities delegated to the Committee.

IV.    Powers and Responsibilities

Interaction with the Independent Auditor

1.     Appointment and Oversight.   The Committee shall be directly responsible and have sole authority for the appointment, compensation, retention and oversight of the work of the independent auditor (including resolution of any disagreements between Company management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and the independent auditor shall report directly to the Committee.

2.     Pre-Approval of Services.   Before the independent auditor is engaged by the Company or its subsidiaries to render audit or non-audit services, the Committee shall pre-approve the engagement in accordance with all applicable legal requirements. Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Committee regarding the Company’s engagement of the independent auditor and the Committee shall be empowered to adopt any and all such policies and procedures as it deems appropriate and in accordance with all applicable legal requirements. The Committee may if it elects delegate to one or more designated members of the Committee the authority to grant pre-approvals as the Committee shall determine appropriate and in accordance with applicable legal requirements.

3.     Independence of Independent Auditor.   The Committee shall, at least annually, review the independence and quality control procedures of the independent auditor and the experience and qualifications of the independent auditor’s senior personnel that are providing audit services to the Company. In conducting its review:

•   The Committee shall ensure that the independent auditor prepare and deliver, at least annually, a written statement delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1. The Committee shall actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that, in the view of the Committee, may impact the objectivity and independence of the independent auditor. If the Committee determines that further inquiry is advisable, the Committee shall take appropriate action in response to the independent auditor’s report to satisfy itself of the auditor’s independence.

•   The Committee shall confirm with the independent auditor that the independent auditor is in compliance with the partner rotation requirements established by the SEC.

•   The Committee shall, if applicable, consider whether the independent auditor’s provision of other non-audit services to the Company is compatible with maintaining the independence of the independent auditor.

•   Without limiting the independence requirements generally applicable, procedures shall be implemented to ensure that the independent auditor does not audit his or her own work, does not perform management functions and does not act as an advocate for the Company.

Annual Financial Statements and Annual Audit

4.     Meetings with Management, the Independent Auditor and the Internal Auditor.

•   The Committee shall meet with management, the independent auditor and the internal auditor in connection with each annual audit to discuss the scope of the audit, the procedures to be followed and the staffing of the audit.

•   The Committee shall review and discuss with management and the independent auditor any material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Company with unconsolidated entities of which the Committee is made aware that do not appear on the financial statements of the Company and that may have a material current or future effect on the Company’s financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenues or expenses.

•   The Committee shall review and discuss the annual audited financial statements with management and the independent auditor in advance of the issuance of such statements.

5.     Separate Meetings with the Independent Auditor.

•   The Committee shall review with the independent auditor any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Company.

•   The Committee shall discuss with the independent auditor the report that such auditor is required to make to the Committee regarding: (i) all accounting policies and practices to be used that the independent auditor identifies as critical; (ii) all alternative treatments within GAAP for policies and practices related to material items that have been discussed among management and the independent auditor, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (iii) all other material written communications between the independent auditor and management of the Company, such as any management letter, reports on observations and recommendations on internal controls, independent auditor’s engagement letter, independent auditor’s independence letter, schedule of unadjusted audit differences and a listing of adjustments and reclassifications not recorded, if any. The Committee shall discuss with the independent auditor any disagreements between the independent auditor and management on financial reporting.

•   The Committee shall discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as then in effect.

6.     Recommendation to Include Financial Statements in Annual Report.   The Committee shall, based on the review and discussions in paragraphs 4 and 5 above, and based on the disclosures received from the independent auditor regarding its independence and discussions with the auditor regarding such independence pursuant to subparagraph 3 above, determine whether to recommend to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year subject to the audit.

Quarterly Financial Statements

7.     Meetings with Management, the Independent Auditor and the Internal Auditor.   The Committee shall review and discuss the quarterly financial statements with management and the independent auditor in advance of the issuance of such statements.

Internal Audit

8.     Appointment.   The Committee shall review the appointment and replacement of the internal auditor.

9.     Separate Meetings with the Internal Auditor.   The Committee shall meet periodically with the Company’s internal auditor to discuss the responsibilities, budget and staffing of the Company’s internal audit function and any issues that the internal auditor believes warrant audit committee attention. The Committee shall discuss with the internal auditor any significant reports to management prepared by the internal auditor and any responses from management.

Other Powers and Responsibilities

10.   Related Party Transactions.   The Committee shall review related party transactions on an ongoing basis and all such transactions must be approved by the Committee to the extent required by the requirements of the Nasdaq Stock Market.

11.   Correspondence with Regulators.   The Committee shall discuss with management and the independent auditor any correspondence from or with regulators or governmental agencies, any employee complaints or any published reports that raise material issues regarding the Company’s financial statements, financial reporting process, accounting policies or internal audit function.

12.   Legal Matters.   The Committee shall discuss with the Company’s General Counsel or outside counsel any legal matters brought to the Committee’s attention that could reasonably be expected to have a material impact on the Company’s financial statements.

13.   Foreign Operations.   The Committee shall request assurances from management, the independent auditor and the Company’s internal auditors that the Company’s foreign subsidiaries and foreign affiliated entities, if any, are in conformity with applicable legal requirements, including disclosure of affiliated party transactions.

14.   Complaints.   The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. The Committee shall also establish procedures for the confidential and anonymous submission by employees regarding questionable accounting or auditing matters.

15.   Reports on Financial Statements.   The Committee shall provide the Company with the report of the Committee with respect to the audited financial statements required by Item 306 of Reg. S-K, for inclusion in each of the Company’s annual proxy statements.

16.   Board Reports.   The Committee, through its Chair, shall report regularly to, and review with, the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor, the performance of the Company’s internal audit function or any other matter the Committee determines is necessary or advisable to report to the Board.

17.   Future Amendments to Charter.    The Committee shall review and reassess this Charter periodically as it deems appropriate and submit any recommended changes to the Board for its consideration.

* * * * * * * * * * * *

EXHIBIT B

AMENDMENT
TO THE
2004 GUITAR CENTER, INC.

INCENTIVE STOCK AWARD PLAN

Pursuant to the authority reserved to the Board of Directors (the “Board”) of Guitar Center, Inc. (the “Company”), a corporation organized under the laws of State of Delaware, under Section 11.3 of the Guitar Center, Inc. 2004 Incentive Stock Award Plan (the “Plan”), the Board hereby amends the Plan as follows.

1.      The second sentence of Section 2.1(a) of the Plan is hereby amended to read in its entirety as follows: “Subject to adjustment as provided in Section 11.4, the aggregate number of such shares which may be issued with respect to Awards granted under the Plan shall not exceed                shares.”

2.      The foregoing amendment shall be submitted for approval at the annual meeting of stockholders of the Company scheduled to be held on April 28, 2006, or any postponement or adjournment thereof. The provisions of this amendment shall be presented to the stockholders in such format as shall be approved by the Secretary of the Company.

* * * * * * * * * *

I hereby certify that the foregoing amendment to the Plan was duly adopted by the Board of Directors of Guitar Center, Inc. on February 10, 2006.

/s/ LELAND P. SMITH
Leland P. Smith
Secretary

B-1

EXHIBIT C

CERTIFICATE OF AMENDMENT
of
RESTATED CERTIFICATE OF INCORPORATION
of
GUITAR CENTER, INC.

Pursuant to Section 242 of the General Corporation Law
of the State of Delaware

Guitar Center, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST.   At a meeting of the Board of Directors of the Corporation duly called and held on February 10, 2006, resolutions were duly adopted setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation, declaring such amendment to be advisable and directing that such amendment be submitted to the stockholders of the Corporation for approval at its Annual Meeting of Stockholders to be held on April 28, 2006 or any postponement or adjournment thereof. Such resolutions recommended that paragraph (a) of Article IV of the Restated Certificate of Incorporation of the Corporation be amended and restated in its entirety as follows:

“(a)   The Corporation is authorized to issue two classes of shares to be designated, respectively, “common stock” and “Preferred Stock.” The total number of shares which the Corporation shall have authority to issue is One Hundred Five Million (105,000,000) shares. The total number of shares of common stock which the Corporation shall have authority to issue is One Hundred Million (100,000,000) shares, and the par value of each share of common stock is one cent ($.01). The total number of shares of Preferred Stock which the Corporation shall have authority to issue is Five Million (5,000,000) shares, and the par value of each share of Preferred Stock is one cent ($.01). The Preferred Stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issue of any shares thereof.”

SECOND.   At the Annual Meeting of Stockholders of the Corporation duly called and held on April 28, 2006 in accordance with the provisions of Section 222 of the General Corporation Law of the State of Delaware, the affirmative vote of a majority of the votes permitted to be cast by the holders of the outstanding shares of the Corporation’s common stock, par value $.01 per share, was obtained in favor of such amendment with respect to Article IV.

THIRD.   Said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

In Witness Whereof, Guitar Center, Inc. has caused this Certificate of Amendment to be signed by Leland P. Smith, its Executive Vice President of Corporate Development, General Counsel and Secretary, this 1st day of May 2006.

Leland P. Smith
Secretary

C-1

PROXY

GUITAR CENTER, INC.

Board of Directors Proxy for the Annual Meeting of Stockholders
at 4:00 p.m., Friday, April 28, 2006
La Paloma Resort
3800 East Sunrise Drive
Tuscon, Arizona 85718

The undersigned stockholder of Guitar Center, Inc. hereby revokes any proxy or proxies previously granted and appoints Marty Albertson, Erick Mason and Lee Smith, or any of them, as proxies, each with full powers of substitution and resubstitution, to vote the shares of the undersigned at the above-stated Annual Meeting and at any adjournment or postponement thereof.

This proxy is solicited on behalf of the Board of Directors and will be voted in accordance with the specifications made on the reverse side.  If a choice is not indicated with respect to Item (1), this proxy will be voted “for” each of the nominees listed; if a choice is not indicated with respect to Items (2), (3) and (4) this proxy will be voted “for” such items.  The proxyholders are authorized to use their discretion with respect to any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

By granting a proxy, the stockholder acknowledges receipt of the Annual Report to Stockholders for the year ended December 31, 2005 and the Notice of Annual Meeting of Stockholders and Proxy Statement dated March 28, 2006.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

  FOLD AND DETACH HERE

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THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR THE PROPOSALS.	Mark here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

FOR all nominees listed below	WITHHOLD AUTHORITY	The Board of Directors recommends a vote FOR the election of the directors in Proposal
(except as marked to the contrary below)	to vote for all nominees below	1 and FOR approval of Proposal 2, Proposal 3 and Proposal 4.
			FOR	AGAINST	ABSTAIN
ITEM 1. ELECTION OF DIRECTORS Nominees: 01 Marty Albertson 02 Larry Livingston 03 Pat MacMillan 04 Bob L. Martin 05 George Mrkonic ☐	☐	2. To approve an amendment to the 2004 Guitar Center, Inc. Incentive Stock Award Plan to increase the number of shares that may be issued under the plan from 2,100,000 to .	☐	☐	☐

06 Kenneth Reiss 07 Walter Rossi 08 Peter Starrett 09 Paul Tarvin
			FOR	AGAINST	ABSTAIN
		3. To approve an amendment to Article IV of the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 55,000,000 to 100,000,000.	☐	☐	☐

Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)			FOR	AGAINST	ABSTAIN
		4. To ratify the selection of KPMG LLP as Guitar Center’s independent auditors for the year ending December 31, 2006.	☐	☐	☐

Choose MLinksm for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt  you through enrollment.

Dated:	,2006

Signature

Signature if held jointly

Please sign exactly as your name appears on the Voting Form.  If shares are registered in more than one name, the signatures of all such persons are registered.  A corporation should sign in its full corporate name by a duly authorized officer, stating such officers title. Trustees, guardians, executors and administrators should sign in their official capacity giving their full title as such.  A partnership should sign in the partnership name by an authorized person, signing such persons title and relationship to the partnership.

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

  FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/gtrc Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement
on the Internet at www.guitarcenter.com